EXHIBIT *(10.35)





                      NOTE AND EQUITY PURCHASE AGREEMENT




                                by and between




                 IGI, INC., IGEN, INC., IMMUNOGENETICS, INC.
                            AND BLOOD CELLS, INC.



                                     AND




                      AMERICAN CAPITAL STRATEGIES, LTD.










                               OCTOBER 29, 1999

                              TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS................................................    2

1.1   CERTAIN DEFINITIONS............................................    2

1.2   ACCOUNTING PRINCIPLES..........................................   12

1.3   OTHER DEFINITIONAL PROVISIONS; CONSTRUCTION....................   13

ARTICLE 2 ISSUE AND SALE OF SECURITIES...............................   13

2.1   AUTHORIZATION AND ISSUANCE OF THE NOTES........................   13

2.2   AUTHORIZATION AND ISSUANCE OF THE WARRANTS.....................   14

2.3   SALE AND PURCHASE..............................................   14

2.4   THE CLOSING....................................................   14

ARTICLE 3 REPAYMENT OF THE NOTES.....................................   14

3.1   INTEREST RATES AND INTEREST PAYMENTS...........................   14

3.2   REPAYMENT OF THE NOTES.........................................   15

3.3   OPTIONAL PREPAYMENT OF NOTES...................................   15

3.4   NOTICE OF OPTIONAL PREPAYMENT..................................   15

3.5   MANDATORY PREPAYMENT...........................................   16

3.6   HOME OFFICE PAYMENT............................................   16

3.7   TAXES..........................................................   16

3.8   MAXIMUM LAWFUL RATE............................................   17

3.9   CAPITAL ADEQUACY...............................................   18

ARTICLE 4 CONDITIONS.................................................   18

4.1   CONDITIONS TO PURCHASE OF SECURITIES...........................   18

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES.........   22

5.1   REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES.............   22

5.2   ABSOLUTE RELIANCE ON THE REPRESENTATIONS AND WARRANTIES........   29

ARTICLE 6 TRANSFER OF NOTES..........................................   29

6.1   RESTRICTED SECURITIES..........................................   29

6.2   LEGENDS; PURCHASER'S REPRESENTATIONS...........................   30

6.3   TRANSFER OF NOTES..............................................   30

6.4   REPLACEMENT OF LOST SECURITIES.................................   30

6.5   NO OTHER REPRESENTATIONS AFFECTED..............................   30

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
ARTICLE 7 COVENANTS..................................................   31

7.1   AFFIRMATIVE COVENANTS..........................................   31

7.2   NEGATIVE COVENANTS.............................................   36

7.3   FINANCIAL COVENANTS............................................   41

ARTICLE 8 EVENTS OF DEFAULT..........................................   42

8.1   EVENTS OF DEFAULT..............................................   42

8.2   CONSEQUENCES OF EVENT OF DEFAULT...............................   43

8.3   SECURITY.......................................................   44

ARTICLE 9 PUT OPTION.................................................   45

9.1   GRANT OF OPTION................................................   45

9.2   PUT PRICE......................................................   45

9.3   EXERCISE OF PUT OPTION.........................................   45

9.4   CERTAIN REMEDIES...............................................   46

9.5   PUT OPTION CLOSING.............................................   46

ARTICLE 10 PREEMPTIVE RIGHTS.........................................   46

10.1  LIMITED PREEMPTIVE RIGHTS......................................   47

10.2  EXCEPTIONS.....................................................   47

ARTICLE 11 REGISTRATION RIGHTS.......................................   48

11.1  PIGGYBACK REGISTRATIONS........................................   48

11.2  DEMAND REGISTRATION RIGHTS.....................................   49

11.3  S-3 DEMAND REGISTRATION RIGHTS.................................   50

11.4  HOLDBACK AGREEMENTS............................................   50

11.5  REGISTRATION PROCEDURES........................................   51

11.6  REGISTRATION EXPENSES..........................................   53

11.7  INDEMNIFICATION................................................   53

11.8  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS....................   55

ARTICLE 12 MISCELLANEOUS.............................................   55

12.1  SUCCESSORS AND ASSIGNS.........................................   55

12.2  MODIFICATIONS, AMENDMENTS OR WAIVERS...........................   55

12.3  NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED......   55

12.4  REIMBURSEMENT OF EXPENSES; TAXES...............................   56

12.5  HOLIDAYS.......................................................   56

12.6  NOTICES........................................................   56


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
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
12.7  SURVIVAL.......................................................   57

12.8  GOVERNING LAW..................................................   58

12.9  JURISDICTION, CONSENT TO SERVICE OF PROCESS....................   58

12.10 JURY TRIAL WAIVER..............................................   59

12.11 SEVERABILITY...................................................   59

12.12 HEADINGS.......................................................   59

12.13 INDEMNITY......................................................   60

12.14 ENVIRONMENTAL INDEMNITY........................................   60

12.15 COUNTERPARTS...................................................   61

12.16 INTEGRATION....................................................   61

12.17 SUBORDINATION..................................................   62



ANNEX 1

SCHEDULES  8

EXHIBITS 7

                       NOTE AND EQUITY PURCHASE AGREEMENT
                    $6,650,000 AGGREGATE PRINCIPAL AMOUNT OF
            SERIES A SENIOR SUBORDINATED NOTES DUE SEPTEMBER 30, 2006
                               OF THE LOAN PARTIES

                     $350,000 AGGREGATE PRINCIPAL AMOUNT OF
              SERIES B SUBORDINATED NOTES (THE "GEORGIA NOTES") DUE
                     SEPTEMBER 30, 2006 OF THE LOAN PARTIES

                      WARRANTS TO PURCHASE 1,907,543 SHARES
                               OF IGI COMMON STOCK




     THIS NOTE AND EQUITY PURCHASE AGREEMENT (this "Agreement"), dated as of October 29, 1999, is by and between IGI, INC., a Delaware corporation ("IGI"), IGEN, INC., a Delaware corporation ("Igen"), IMMUNOGENETICS, INC., a Delaware corporation ("ImmunoGenetics") and Blood Cells, Inc., a Delaware corporation ("Blood Cells") (IGI, Igen, ImmunoGenetics and Blood Cells are collectively referred to herein as the "Loan Parties"), and AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation ("ACAS" or "Purchaser"). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.

                                    RECITALS

     A. The Loan Parties have proposed selling subordinated Notes to provide the Loan Parties financing in the amount of $7,000,000.

     B. Purchaser has agreed to purchase the Notes to provide to the Loan Parties financing so that the Loan Parties may refinance existing debt in conjunction with obtaining new senior financing.

     C. In order to induce Purchaser to purchase the Notes to be issued pursuant to this Agreement, IGI has agreed to issue and sell to Purchaser, in connection with the purchase of such Notes, warrants exercisable for 1,907,543 shares of Common Stock, subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

                                   ARTICLE 1

                                 DEFINITIONS



     1.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

     "ACAS" shall have the meaning assigned to such term in the preamble hereto.

     "ACS CIC" shall mean ACS Capital Investments Corporation, a Delaware corporation and unconsolidated operating subsidiary of ACAS.

     "Affiliate" shall mean with respect to any Person, any other Person which is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term "control" (including the terms "controlled by" and "under common control with") means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Without limiting the foregoing, the ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to constitute control and notwithstanding anything to the contrary herein, neither Purchaser nor any of its Affiliates shall be deemed to be Affiliates of the Loan Parties by virtue of the transactions contemplated in this Agreement.

     "Agreement" shall mean this Note and Equity Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Appraised Value" shall mean the value of the equity of IGI on a control premium basis without discount for limitations on voting rights, minority interests, illiquidity or restrictions on transfer, as determined by an appraisal performed at IGI's expense by any of (x) Houlihan, Lokey, Howard & Zukin, (y) Duff & Phelps or (z) Willamette Management Associates, or any successor to such firms, as IGI shall elect; provided that such appraiser shall be directed to determine fair market value of such securities or property as soon as practicable, but in no event later than thirty (30) days from the date of its selection and for such purposes all rights, options and warrants to subscribe for or purchase, and other securities convertible into or exchangeable for Common Stock shall be deemed to be exercised, exchanged or converted, and the underlying shares of Common Stock shall be deemed outstanding.

     "Blood Cells" shall have the meaning assigned to such term in the preamble hereto.

     "Business" shall mean the principal business of the Loan Parties as set forth in Section 5.1(b) herein and as such shall continue to be conducted following the purchase and sale of the Notes and Warrants.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in Maryland are authorized or required by law to close.

     "Capital Expenditures" shall mean for any period of determination the sum of capital expenditures and payments under Capitalized Leases of the Loan Parties for such period determined and consolidated in accordance with GAAP.

     "Capitalized Interest" shall have that meaning given such term in Section
3.1 hereof.

     "Capitalized Leases" shall mean, with respect to any Person, leases of (or other agreements conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP (as defined in Section 1.2 hereof), either would be required to be classified and accounted for as capital leases on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9604, et seq.), as amended, and rules, regulations, standards guidelines and publications issued thereunder.

     "Change of Control" shall mean the occurrence of any of the following:

          (a) any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of IGI by IGI representing in the aggregate more than 50% of the issued and outstanding Common Stock, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of IGI by any holder or holders thereof representing in the aggregate more than 50% of the issued and outstanding Common Stock and the receipt of any consideration in connection therewith;

          (b) a merger, consolidation, reorganization, recapitalization or share exchange in which the stockholders of IGI immediately prior to such transaction receive, in exchange for securities of IGI owned by them, cash, property or securities of the resulting or surviving entity and as a result thereof Persons who were holders of Common Stock and Underlying Common Stock hold less than 50% of the capital stock, calculated on a Fully Diluted Basis, of the resulting corporation entitled to vote in the election of directors;

          (c) a sale, transfer or other disposition of 30% or more of the assets of any of the Loan Parties;

          (d) any sale or issuance or series of sales or issuances of the Common Stock or any other voting security (or security convertible into, exchangeable for, or exercisable for any other voting security) of IGI within a 12-month period which results in a transfer of more than 50% of the issued and outstanding shares of capital stock of IGI or a transfer of more than 50% of the voting power of IGI;

          (e) a secondary public offer of securities by IGI other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form;

          (f) the Loan Parties' management shall cease to be reasonably satisfactory to the Purchaser; and

          (g) IGI shall cease to own 100% of the capital stock of either Igen or ImmunoGenetics or 90% of the capital stock of Blood Cells.

     "Charter Documents" shall mean the Articles of Incorporation, Certificate of Incorporation or Charter of the Loan Parties, as applicable, including all amendments and supplements thereto.

     "Closing" shall mean the closing of the purchase and sale of the Securities pursuant to this Agreement.

     "Closing Date" shall mean the date and time for delivery and payment of the Notes as finally determined pursuant to Section 2.4 hereof.

     "Closing Processing Fee" shall mean a fee in an amount equal to $70,000 payable by the Loan Parties to ACS-CIC in consideration of the structuring of the financing contemplated hereby.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral Assignment" shall have the meaning assigned to such term in
Section 4.1(e) hereof.

     "Common Stock" shall mean IGI's Common Stock, $0.01 par value.

     "Condition" shall mean any condition that results in or otherwise relates to any Environmental Liabilities.

     "Controlled Group" shall mean the "controlled group of corporations" as that term is defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Loan Parties are a part from time to time.

     "Default" shall mean any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization.

     "Environmental Laws" shall mean any Laws which address, are related to or are otherwise concerned with environmental, health or safety issues, including any Laws relating to any emissions, releases or discharges of Pollutants into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any exposure or impact on worker health and safety.

     "Environmental Liabilities" shall mean any obligations or liabilities (including any claims, suits or other assertions of obligations or liabilities) that are:

          (a) related to environmental, health or safety issues (including on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and

          (b) based upon or related to (i) any provision of past, present or future United States or foreign Environmental Law (including CERCLA and
     RCRA) or common law, or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.

The term "Environmental Liabilities" includes: (i) fines, penalties, judgments, awards, settlements, losses, damages (including foreseeable and unforeseeable consequential damages), costs, fees (including attorneys' and consultants'
fees), expenses and disbursements; (ii) defense and other responses to any administrative or judicial action (including claims, notice letters, complaints, and other assertions of liability); and (iii) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and (2) any other compliance or remedial measures.

     "EPA" shall mean the United States Environmental Protection Agency and any governmental body or agency succeeding to the functions thereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time in effect, promulgated thereunder.

     "Event of Default" shall mean any of the events of default described in
Section 8.1 hereof.

     "Fair Market Value" shall mean the greatest of (i) the Market Price and
(ii) the amount paid for each share of Common Stock as of the date of the sale of IGI, provided, however, that if the Common Stock does not qualify as a "margin security" or "margin stock" under Regulations T or U, respectively, of the Board of Governors of the Federal Reserve System, the Fair Market Value shall be the Appraised Value.

     "Financing Statements" shall have the meaning assigned to such term in
Section 4.1(e) hereof.

     "Fiscal Year" or "fiscal year" shall mean each twelve-month period ending on December 31 of each year.

     "Fixed Charges Coverage Ratio" shall mean the ratio of (i) EBITDA less the unfinanced portion of Capital Expenditures to (ii) the sum of principal and interest payments made during the Measurement Period in respect of the Indebtedness (other than any non-cash charges relating to the issuance of the Warrants pursuant to this Agreement).

     "Fully Diluted Basis" shall mean, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of Stock Equivalents then outstanding (including Warrants), regardless of their exercise price or its equivalent.

     "GAAP" shall have the meaning assigned to such term in Section 1.2 hereof.

     "Georgia Collateral" shall mean the leasehold interest of the Loan Parties in the premises located at 1146 Airport Parkway, Gainesville, Georgia, and the improvements located thereon.

     "Georgia Note" shall have the meaning assigned to such term in Section 2.1(a).

     "Governmental Authorities" shall mean any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental, domestic or foreign.

     "Guaranty" shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person, firm or corporation, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

     "Holder" shall have the meaning assigned to such term in Section 9.1 hereof.

     "IGI" shall have the meaning assigned to such term in the preamble hereto.

     "Igen" shall have the meaning assigned to such term in the preamble hereto.

     "ImmunoGenetics" shall have the meaning assigned to such term in the preamble hereto.

     "Indebtedness" shall mean, for any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person which, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, but in any event including: (i) all obligations for borrowed money, (ii) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business on terms customary in the trade), (iii) all obligations evidenced by notes, bonds, debentures, acceptances or instruments, or arising out of letters of credit or bankers' acceptances issued for such Person's account, (iv) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or production from any property or assets now or hereafter owned or acquired by such Person, (v) all obligations for which such Person is obligated pursuant to a Guaranty, (vi) the capitalized portion of lease obligations under Capitalized Leases, (vii) all obligations for which such Person is obligated pursuant to any Interest Rate Protection Agreements or derivative agreements or arrangements, and (viii) all obligations of such Person upon which interest charges are customarily paid or accrued.

     "Interest Payment Date" shall have the meaning assigned to such term in
Section 3.1 hereof.

     "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or arrangement.

     "Investment" as applied to any Person shall mean the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) and (ii) any capital contribution to any other Person.

     "IRS" shall mean the Internal Revenue Service and any governmental body or agency succeeding to the functions thereof.

     "Laws" shall mean all U.S. and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law, and the like, now or hereafter in effect, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments.

     "Lien" shall mean any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, now owned or hereafter acquired, whether such interest is based on common law, statute or contract.

     "Life Insurance" shall have the meaning assigned to such term in Section 4.1(j) hereof.

     "Loan Points" shall mean the aggregate loan points equal to $113,750 to be paid by the Loan Parties to ACAS or its designee in connection with the issuance of the Notes hereunder.

     "Manage" and "Management" shall mean generation, production, handling, distribution, processing, use, storage, treatment, operation, transportation, recycling, reuse and/or disposal, as those terms are defined in CERCLA, RCRA and other Environmental Laws (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, such Environmental Laws).

     "Market Price" of any security shall mean the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of each day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five (5) days consisting of the day as of which "Market Price" is being determined and the four (4) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by IGI and the Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be the Appraised Value divided by the number of shares of Common Stock outstanding on a Fully Diluted Basis. For such purposes, a share of Common Stock acquirable upon exercise or conversion of options or rights to acquire any shares of Common Stock shall be deemed outstanding only if the applicable conversion price, exercise price or other acquisition price is equal or less than the Market Price so determined.

     "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Loan Parties.

     "Maximum Debt to Equity Ratio" shall mean the ratio of total liabilities (other than any liabilities relating to the issuance of the Warrant pursuant to this Agreement) to stockholders equity.

     "Maximum Leverage Ratio" shall mean the ratio of (x) the sum of Senior Debt to (y) EBITDA.

     "Measurement Date" shall mean the date which marks the end of each calendar quarter.

     "Measurement Period" shall mean the twelve (12) month period ending on each Measurement Date.

     "Mortgage" shall have the meaning assigned to such term in Section 4.1(f) hereof.

     "Multiemployer Plan" shall mean a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Loan Parties or any member of the Controlled Group.

     "Notes" shall have the meaning set forth in Section 2.1 hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions thereof.

     "Permitted Liens" shall have the meanings assigned to such term Section 7.2(b) hereof.

     "Person" shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

     "Plan" shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by the Loan Parties or any member of the Controlled Group.

     "Pledge Agreement" shall mean that certain Pledge and Security Agreement dated of even date herewith executed by IGI in favor of Purchaser.

     "Pollutant" shall include any "hazardous substance" and any "pollutant or contaminant" as those terms are defined in CERCLA; any "hazardous waste" as that term is defined in RCRA; and any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, said Environmental Laws); and including without limitation any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas; and including any other substance or material that is reasonably determined to present a threat, hazard or risk to human health or the environment.

     "Prime Rate" shall mean the rate of interest that under current practice is listed as such under the heading "Money Rates" in the Eastern Edition of the Wall Street Journal, and if a range of rates is listed, the highest such rate, and should such practice change, such other indication of the prevailing prime rate of interest as may reasonably be chosen by Purchaser.

     "Properties and Facilities" shall have the meaning assigned to such term in
Section 5.1(q).

     "Proprietary Rights" shall mean all patents, patent applications, trademarks, trade names, service marks, copyrights, inventions, production methods, licenses, formulas, know-how and trade secrets.

     "Purchase Documents" shall mean this Agreement, the Notes, the Warrants and the Security Documents and all other agreements, instruments and documents delivered in connection therewith as any or all of the foregoing may be supplemented or amended from time to time.

     "Purchaser" shall have the meaning assigned to such term in the preamble hereto and in Section 6.2 hereof.

     "Put Option" shall have the meaning assigned to such term in Section 9.1 hereof.

     "Put Option Closing" shall have the meaning assigned to such term in
Section 9.5 hereof.

     "Put Price" shall have the meaning assigned to such term in Section 9.2 hereof.

     "Put Shares" shall have the meaning assigned to such term in Section 9.2 hereof.

     "RCRA" shall mean the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.

     "Registrable Securities" shall mean any shares of Common Stock purchased upon the exercise of any Warrant, any shares of Common Stock issued in payment of Capitalized Interest pursuant to Section 3.1 hereof, and any shares of Common Stock purchased pursuant to Article 10 hereof.

     "Removal," "Remedial" and "Response" actions shall include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a government entity or those which a government entity or any other person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other persons under "removal," "remedial," or other "response" actions.

     "Reportable Event" shall mean any of the events which are reportable under
Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R. Section 2615.3(a) is waived.

     "Revolving Financing" shall mean a secured revolving line of credit facility of the Loan Parties with the Senior Lenders in an aggregate amount not to exceed $12,000,000.

      "SEC" shall mean the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

     "Securities" shall have the meaning assigned to such term in Section 2.3 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Security Agreement" shall have the meaning assigned to such term in
Section 4.1(e) hereof.

     "Security Documents" shall mean the Security Agreement, the Mortgage, the Collateral Assignment, the Pledge Agreement, the Financing Statements, and all other documents, instruments and other materials necessary to create or perfect the security interests created pursuant to the Security Agreement.

     "Senior Credit Agreement" shall mean that certain Loan and Security Agreement by and between the Loan Parties and Fleet Capital Corporation, dated as of October 29, 1999.

     "Senior Debt" shall mean, as of any date of determination, the indebtedness of the Loan Parties classified as "Long Term Debt" in accordance with GAAP, including the current portion thereof and including the outstanding balance of the Revolving Financing. The Subordinated Debt shall not be included in the Senior Debt.

     "Senior Financing" shall mean, collectively, the Revolving Financing and the Term Financing.

     "Senior Lenders" shall mean the banks party to the Senior Credit Agreement.

     "Stock Equivalents" shall mean any option, warrant, right or similar security or claim exercisable into, exchangeable for, or convertible to shares of Common Stock or the economic equivalent value of shares of Common Stock (including, by way of illustration, stock appreciation rights).

     "Subject Securities" shall mean the Warrants, any shares of Common Stock purchased upon the exercise of any Warrant, any shares of Common Stock issued in payment of Capitalized Interest pursuant to Section 3.1 hereof, and any Common Stock purchased pursuant to Article 10 hereof.

     "Subordinated Debt" shall mean any unsecured Indebtedness of the Loan Parties (a) no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to September 30, 2006, and the payment of the principal of and interest on which and other obligations of the Loan Parties in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) related to the Senior Financing and all other obligations and liabilities of the Loan Parties to the Senior Lenders on terms and conditions first approved in writing by the Senior Lenders and (b) otherwise containing terms, covenants and conditions satisfactory in form and substance to the Senior Lenders, as evidenced by their prior written approval thereof.

     "Subsidiary" of any corporation shall mean any other corporation or limited liability company of which the outstanding capital stock possessing a majority of voting power in the election of directors (otherwise than as the result of a default) is owned or controlled by such corporation directly or indirectly through Subsidiaries.

     "Term Financing" shall mean a secured term credit facility with the Senior Lenders with an aggregate principal amount not to exceed $10,000,000, including Capitalized Leases, on the Closing Date, on terms reasonably acceptable to Purchaser.

     "Transaction Documents" shall have the meaning assigned to such term in
Section 5.1(f) hereof.

     "Transactions" shall mean the incurrence of debt and the issuance of equity in connection therewith, as contemplated by this Agreement, the Notes and all other agreements contemplated hereby and thereby.

     "Underlying Common Stock" shall mean (i) the Common Stock issued or issuable upon exercise of the Warrants and (ii) any equity securities issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "UST" shall mean an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules, regulations, standards, guidelines and publications issued pursuant to RCRA and comparable state and local laws.

     "Warrants" shall have the meaning assigned to such term in Section 2.2 hereof.

     "Working Capital" shall mean as of any date the current assets of the Loan Parties minus the current liabilities of the Loan Parties, but not Indebtedness, as of such date, all determined in accordance with GAAP.

     1.2 Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied ("GAAP"), unless such principles are inconsistent with the express requirements of this Agreement.

     1.3 Other Definitional Provisions; Construction. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been cured or waived by Purchaser. References in this Agreement to any Persons shall include such Persons, successors and permitted assigns. Other terms contained in this Agreement (which are not otherwise specifically defined herein) shall have meanings provided in Article 9 of the Maryland Uniform Commercial Code on the date hereof to the extent the same are used or defined therein.

                                   ARTICLE 2

                          ISSUE AND SALE OF SECURITIES

     2.1 Authorization and Issuance of the Notes. The Loan Parties have duly authorized the issuance and sale to Purchaser of (i) $6,650,000 in aggregate principal amount of the Loan Parties' Series A Senior Subordinated Notes Due September 30, 2006 (including any Series A Notes issued in substitution therefor pursuant to Sections 6.3 and 6.4 hereof, any Series A Notes issued in payment of any Capitalized Interest pursuant to Section 3.1, and any Series A Notes issued in exchange for Put Shares pursuant to Section 9.4 or Section 9.5, the "Series A Notes"), to be substantially in the form of the Series A Note attached hereto as Exhibit A and (ii) $350,000 in aggregate principal amount of the Loan Parties' Series B Subordinated Notes Due September 30, 2006 (including any Series B Notes issued in substitution therefor pursuant to Sections 6.3 and 6.4 hereof, any Series B Notes issued in payment of any Capitalized Interest pursuant to Section 3.1, and any Series B Notes issued in exchange for Put Shares pursuant to
Section 9.4 or Section 9.5, the "Georgia Notes"), to be substantially in the form of the Georgia Note attached hereto as Exhibit A-1 ") (the Series A Notes and the Georgia Notes are referred to herein at the "Notes").

     2.2 Authorization and Issuance of the Warrants. IGI has duly authorized the issuance and sale to Purchaser of stock purchase warrants substantially in the form of the warrant attached hereto as Exhibit B (collectively, the "Warrants") evidencing Purchaser's right to acquire 1,907,543 shares of Common Stock.

     2.3 Sale and Purchase. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, the Loan Parties shall sell to Purchaser, and Purchaser shall purchase from the Loan Parties, the Notes in the aggregate principal amount set forth in Section 2.1 hereof for $7,000,000 in the aggregate, and IGI shall sell to Purchaser, and Purchaser shall purchase from IGI the Warrants for $100 in the aggregate. (The Warrants and the Notes are sometimes referred to herein collectively as the "Securities.")

     2.4 The Closing. Delivery of and payment for the Securities (the "Closing") shall be made at the offices of Arnold & Porter, 555 Twelfth Street, N.W., Washington, D.C., commencing at 10:00 a.m., local time, on October 29, 1999 or at such place or on such other date on or before October 31, 1999 as may be mutually agreeable to the Loan Parties and Purchaser. The date and time of the Closing as finally determined pursuant to this Section 2.4 are referred to herein as the "Closing Date." Delivery of the Securities shall be made to Purchaser against payment of the purchase price therefor, less any unpaid Loan Points, the Closing Processing Fee and any other amounts payable pursuant to
Section 4.1(l) hereof, in federal funds by check or draft payable to or upon the order of the Loan Parties, or by wire transfer of immediately available funds in the manner agreed to by the Loan Parties and Purchaser. The Notes shall be issued in such name or names and in such permitted denomination or denominations as set forth in Annex A or as Purchaser may request in writing not less than two
(2) Business Days before the Closing Date.

                                   ARTICLE 3

                             REPAYMENT OF THE NOTES

     3.1 Interest Rates and Interest Payments. The Notes will bear interest on the outstanding principal amount thereof at a fixed rate of fourteen and one-half percent (14.5%) per annum, 12.5% of which shall be payable in cash by the Loan Parties on the first Business Day of each month (each such date referred to as an "Interest Payment Date") and 2.0% of which shall be capitalized on such Interest Payment Date and added to the principal of the Notes (such capitalized interest being hereinafter referred to as "Capitalized Interest"). On the Interest Payment Date occurring in October of each year, the Loan Parties shall issue to each holder of a Note a note substantially in the form attached hereto as Exhibit A in the amount of the Capitalized Interest accrued in respect of such Note; provided that the Loan Parties may, on such Interest Payment Date, at their election, in lieu of issuing such note, pay such Capitalized Interest in cash or deliver shares of Common Stock having an aggregate Market Price equal to such Capitalized Interest; and provided further that all unpaid Capitalized Interest payable upon the maturity of the Notes, together with all interest accrued thereon, shall be paid in cash by the Loan Parties. Interest on the Notes will be computed on the basis of a year of 360 days, composed of twelve 30-day months, and the actual number of days elapsed.

     3.2 Repayment of the Notes. The Loan Parties jointly and severally covenant and agree to repay the unpaid principal balance of the Notes in full, together with all accrued and unpaid interest (including, without limitation, Capitalized Interest and interest accrued thereon), fees and other amounts due thereunder, on September 30, 2006.

     3.3 Optional Prepayment of Notes. Subject to the terms of this Section 3.3, the Loan Parties may prepay the outstanding principal amount of the Notes in whole or in part in multiples of $100,000 at any time at a price equal to (1) the accrued interest, if any, to the date set for prepayment, plus (2) a prepayment fee representing the amortization of certain of Purchaser's costs incurred in connection with the purchase of the Notes equal to the principal amount prepaid multiplied by the following percentage:

         If Prepaid During
         the 12-Month Period
         Ending on September 30
         of the Following Years:            Percentage
               2000                            5%
               2001                            4%
               2002                            3%
               2003                            2%
               2004                            1%

provided, however, that no prepayment fee shall be applied to any prepayment of the outstanding principal amount of the Notes in connection with any prepayment attributable to Life Insurance proceeds. Any prepayment must be at least equal in the aggregate to $100,000 (or such lesser principal amount then outstanding under all of the Notes). All such prepayments shall be applied to the outstanding principal in the inverse order of maturity after application of such prepayment to any accrued interest and prepayment premium payable in connection therewith.

     3.4 Notice of Optional Prepayment. If the Loan Parties shall elect to prepay any Notes pursuant to Section 3.3 hereof, the Loan Parties shall give notice of such prepayment to each holder of the Notes to be prepaid not less than thirty (30) days or more than ninety (90) days prior to the date fixed for prepayment, specifying (i) the date on which such prepayment is to be made, (ii) the principal amount of such Notes to be prepaid on such date, and (iii) the premium, if any, and accrued interest applicable to the prepayment. Such notice shall be accompanied by a certificate of the Chairman of the Board of Directors, the President or the Vice President and of the Treasurer of the Loan Parties that such prepayment is being made in compliance with Section 3.3. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, shall become due and payable on the prepayment date set forth in such notice.

     3.5 Mandatory Prepayment.

     (a) The Notes shall be prepaid in full, together with all interest, fees and expenses plus a prepayment premium computed in accordance with Section 3.3, as if such prepayment were a voluntary prepayment, in the event of a Change of Control; provided, however, that no prepayment premium shall be payable in connection with any prepayment of the outstanding principal amount of the Notes made by reason of clause (e) of the definition of "Change in Control."

     (b) Not later than the third Business Day following the exercise by any holder of any warrant, option or other security exercisable for or convertible into Common Stock of such holder's rights thereunder, IGI shall apply 100% of the cash proceeds received with respect thereto to prepay the Notes. Such prepayment shall be made without any prepayment premium and shall be applied to the outstanding principal in inverse order of maturity after application of such prepayment to any accrued interest and other amounts payable under the Notes.

     3.6 Home Office Payment. So long as Purchaser or its successors and assigns shall be the holder of any Note, and notwithstanding anything contained in this Agreement or such Note to the contrary, the Loan Parties will pay all sums becoming due on such Note for principal, premium, if any, and interest by the method and at the address specified for such purpose below the holder's name in Annex A, or by such other method or at such other address as the holder shall have from time to time specified to the Loan Parties in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Loan Parties made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the holder shall surrender such Note for cancellation, reasonably promptly after such request, to the Loan Parties at their principal executive office.

     3.7 Taxes. Any and all payments by the Loan Parties hereunder or under the Notes or other Purchase Documents which are made to or for the benefit of Purchaser shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, "Taxes"), excluding, taxes imposed on Purchaser's net income or capital and franchise taxes imposed on it by the jurisdiction under the laws of which it is organized or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If any Loan Party shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Notes or other Purchase Document to or for the benefit of Purchaser, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this paragraph), Purchaser receives an amount equal to the sum it would have received had no such deductions been made. The Loan Parties shall make such deductions and the Loan Parties shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Loan Parties agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Purchase Documents or from the execution or delivery by the Loan Parties or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Purchaser of its rights under any and all Purchase Documents (collectively, "Other Taxes"). The Loan Parties will indemnify Purchaser for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within thirty
(30) days from the date Purchaser provides the Loan Parties with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by Purchaser in good faith to the Loan Parties shall, absent manifest error, be final, conclusive and binding on all parties. The obligation of the Loan Parties under this Section 3.7 shall survive the payment of the Notes and the termination of this Agreement. Within thirty (30) days after the Loan Parties having received a receipt for payment of Covered Taxes and/or Other Taxes, the Loan Parties shall furnish to Purchaser, the original or certified copy of a receipt evidencing payment thereof.

     3.8 Maximum Lawful Rate. This Agreement, the Notes and the other Purchase Documents are hereby limited by this Section 3.8. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Purchaser exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Purchaser in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, Purchaser shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Notes, in such manner as may be determined by Purchaser, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Notes, such excess shall be refunded to the Loan Parties.

     3.9 Capital Adequacy. If, after the date hereof, either the introduction of or any change of the interpretation of any law or the compliance by Purchaser with any guideline or request from any governmental authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital or assets of Purchaser as a consequence of, as determined by Purchaser in its sole discretion, the existence of Purchaser's obligations under this Agreement or any other Purchase Documents, then, upon demand by Purchaser, the Loan Parties immediately shall pay to Purchaser, from the time as specified by Purchaser, additional amounts sufficient to compensate Purchaser in light of such circumstances. The obligations of the Loan Parties under this
Section 3.9 shall survive the payments of the Notes and the termination of this Agreement.


                                   ARTICLE 4

                                   CONDITIONS

4.1 Conditions to Purchase of Securities. The obligation of Purchaser to purchase and pay for the Securities is subject to the satisfaction, prior to or at the Closing, of the following conditions:

          (a) Representations and Warranties True. The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein and except to the extent that representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date.

          (b) Material Adverse Change. There will have been no material adverse change in the business or financial condition of the Loan Parties or the capital markets since August 3, 1999.

          (c) Employment Agreements. IGI shall have entered into employment agreements with Paul Woitach and Robert McDaniel on terms reasonably satisfactory to Purchaser, and such employment agreements shall be in full force and effect as of the Closing Date and shall not have been amended or modified. The Loan Parties shall have provided Purchaser with copies of all employment contracts and all other agreements providing compensation in any form whatsoever, including but not limited to, any benefit plans, between the Loan Parties and any and all directors, officers or employees of the Loan Parties.

          (d) Working Capital. IGI shall have no less than $10,000,000 of Working Capital as of the Closing.

          (e) Security Agreement; Collateral Assignment. The Loan Parties and Purchaser shall have entered into (i) a security agreement, with Purchaser subordinated in lien priority only to the Liens in favor of the Senior Lender as contemplated therein, in form and substance as set forth in Exhibit C attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Security Agreement") and (ii) a trademark security agreement and a patent security agreement, each in form and substance as set forth in Exhibit D (collectively, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Collateral Assignment"). The Loan Parties shall have executed and delivered to Purchaser such financing statements ("Financing Statements") as Purchaser shall require in order to perfect and maintain the continued perfection of the security interest created by the Security Agreement. Purchaser shall have received reports of filings with appropriate government agencies showing that there are no Liens on the assets of the Loan Parties other than Permitted Liens.

          (f) Mortgage and Title Insurance. The Loan Parties, as applicable, shall have executed and delivered mortgages and assignments of rents and leases (as the same may be amended, modified or supplemented and in effect from time to time in accordance with the terms thereof, the "Mortgages")in form and substance as set forth in Exhibit E attached hereto encumbering
     (i) each of the parcels of real property owned by the Loan Parties and located in New Jersey and (ii) the Georgia Collateral. Notwithstanding anything contained herein to the contrary, the Georgia Collateral shall only secure the payment of the Georgia Notes and the performance of the obligations of the Loan Parties in connection therewith. The Loan Parties shall also have delivered to the Purchaser (i) a survey of each parcel of real estate owned or leased by any of the Loan Parties, together with appropriate certifications as may be requested by Purchaser and (ii) a fully paid title insurance policy issued by a nationally-recognized title insurance company with such endorsements as Purchaser may request, insuring the Lien of the Mortgage and showing only those items shown on the "Permitted Encumbrances Schedule" contemplated by Section 7.2(b)(iv) as exceptions to title.

          (g) Shareholders' Equity. As of the Closing, IGI shall have not less than $5,300,000 of shareholders' equity as determined in accordance with GAAP.

          (h) Environmental Reports. Purchaser shall have received reports covering the Loan Parties' properties in form and substance satisfactory to Purchaser regarding the Loan Parties' compliance with Environmental Laws.

          (i) Senior Financing. The Loan Parties and the Senior Lenders shall have consummated the Senior Financing, including an inter-creditor agreement between the Senior Lenders and Purchaser, on terms reasonably satisfactory to Purchaser.

          (j) Life Insurance. The Loan Parties shall have delivered to Purchaser a paid life insurance policy insuring the lives of each of Paul Woitach and Robert McDaniel in the amount of $1,000,000, and in each case naming Purchaser as the beneficiary and issued by a carrier reasonably acceptable to Purchaser (the "Life Insurance").

          (k) Closing Documents. The Loan Parties will have delivered or caused to be delivered to Purchaser all of the following documents in form and substance satisfactory to Purchaser:

               (i) one or more Notes (as designated by Purchaser pursuant to Section 2.3 hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by the Loan Parties;

               (ii) one or more Warrants (as designated by Purchaser pursuant to Section 2.3 hereof) evidencing the right to acquire the number of shares of IGI Common Stock set forth in Section 2.2 hereof, subject to adjustment from time to time in accordance with the terms thereof;

               (iii) certificates of good standing dated not more than 10 days prior to the Closing Date for each of the Loan Parties issued by the State of Delaware and the States of Arkansas, California, Georgia, Maryland, Mississippi, New Hampshire, New Jersey, Pennsylvania and Texas;

               (iv) a copy of the Charter Documents of each of the Loan Parties, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 10 days prior to the Closing Date;

               (v) a copy of the Bylaws of each of the Loan Parties, certified as of the Closing Date by the secretary or assistant secretary of the respective Loan Parties;

               (vi) a certificate of the secretary or the assistant secretary of each of the Loan Parties, certifying as to the names and true signatures of the officers of the respective Loan Party authorized to sign this Agreement and the other documents to be delivered by the respective Loan Party hereunder;

               (vii) copies of the resolutions duly adopted by the each of the Loan Parties' board of directors authorizing the execution, delivery and performance by the respective Loan Party of this Agreement and each of the other agreements, instruments and documents contemplated hereby to which the respective Loan Party is a party, and the consummation of all of the other Transactions, certified as of the Closing Date by the secretary or assistant secretary of the respective Loan Party;

               (viii) a certificate dated as of the Closing Date from an officer of each of the Loan Parties stating that the conditions specified in this Section 4.1 have been fully satisfied or waived by Purchaser;

               (ix) certificates of insurance evidencing the existence of all insurance required to be maintained by the Loan Parties pursuant to
          Section 7.1(c), and Purchaser shall be satisfied with the type and extent of such coverage;

               (x) an opinion of Hale and Dorr LLP, counsel to the Loan Parties, in form and substance satisfactory to Purchaser;

               (xi) copies of all material leases to which the Loan Parties are a party; and

               (xii) such other documents relating to the Transactions contemplated by this Agreement as Purchaser or its special counsel may reasonably request.

     (l) Purchaser's Fees and Expenses.

               (i) Loan Points. On the Closing Date, the Loan Parties shall pay the balance of the Loan Points to Purchaser or it designee (and the Loan Parties hereby authorize Purchaser to deduct from the aggregate proceeds from the sale of the Notes by the Loan Parties, the unpaid amount of such Loan Points);

               (ii) Closing Processing Fee: On the Closing Date, the Loan Parties shall pay the Closing Processing Fee to ACS-CIC (and the Loan Parties hereby authorize Purchaser to deduct from the aggregate proceeds from the sales of the Notes in the Loan Parties, the unpaid amount of such Closing Processing Fee); and

               (iii) Other Fees and Expenses. On the Closing Date, the Loan Parties shall have paid the fees and expenses of Purchaser, payable by the Loan Parties pursuant to Section 12.4 hereof (and the Loan Parties hereby authorize Purchaser to deduct from the aggregate proceeds of the sale of the Notes by the Loan Parties, all such amounts).

          (m) Legal Investment. On the Closing Date, Purchaser's purchase of the Securities shall not be prohibited by any applicable law, rule or regulation of any Governmental Authority (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) as a result of the promulgation or enactment thereof or any changes therein, or change in the interpretation thereof by any Governmental Authority, subsequent to the date of this Agreement.

          (n) Proceedings. All proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to Purchaser and its special counsel.

          (o) Waiver. Any condition specified in this Section 4.1 may be waived by Purchaser; provided that no such waiver will be effective against Purchaser unless it is set forth in a writing executed by Purchaser.

          (p) Due Diligence. Purchaser shall have completed its business, legal and accounting due diligence review of the Loan Parties and related matters.

          (q) Credit Approval. Purchaser shall have completed its credit approval process for the transactions contemplated herein.

          (r) Background Investigations. Purchaser shall be satisfied with the results of background investigations of Edward B. Hager, Paul Woitach and Fred Hanuschek.

          (s) Payoff Letters. The Loan Parties shall have delivered to Purchaser payoff letters and lien releases from the Loan Parties' existing institutional lenders.


                                   ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

     5.1 Representations and Warranties of the Loan Parties. As a material inducement to Purchaser to enter into this Agreement and purchase the Notes and the

Warrants, the Loan Parties jointly and severally hereby represent and warrant to Purchaser as follows:

          (a) Organization and Power. Each of the Loan Parties (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to carry out the Transactions, (iii) has its principal place of business at Wheat Road and Lincoln Avenue, Buena (Atlantic County), New Jersey 08310, and (iv) is qualified to do business in the States of Arkansas, California, Georgia, Maryland, Mississippi, New Hampshire, New Jersey, Pennsylvania and Texas, which include every jurisdiction where the failure to so qualify might reasonably be expected to have a Material Adverse Effect. The copies of the organizational documents of each of the Loan Parties which have been furnished to Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          (b) Principal Business. The Loan Parties are diversified companies primarily engaged in the business of (i) producing and marketing poultry vaccines and related products, (ii) producing and marketing companion pet products such as pharmaceuticals, nutritional supplements and grooming aids, (iii) producing and marketing cosmetics and skin care products, and
     (iv) developing commercial applications for micro-encapsulation and compatible or related technologies.

          (c) Financial Statements and Financial Projections.

                    (i) Financial Statements. Historical Statements. IGI has
               delivered to the Purchaser copies of its audited consolidated year-end financial statements for and as of the end of the two fiscal years ended December 31, 1998 (the "Annual Statements") and copies of its financial statements for the seven (7) month period ending on July 31, 1999 (the "Interim Statements"). The Annual Statements and the Interim Statements were prepared from the books and records maintained by IGI's management, are correct and complete and fairly represent the consolidated financial condition of IGI as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                    (ii) Financial Projections. IGI has delivered to the
               Purchaser financial projections of IGI for the period September 30, 1999, through September 30, 2004, derived from various assumptions of IGI's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of IGI's management. The Financial Projections accurately reflect the liabilities of

               IGI upon consummation of the transactions contemplated hereby as of the Closing Date.

                    (iii) Accuracy of Financial Statements. IGI does not have
               any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Annual Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of IGI which may cause a Material Adverse Effect. Since August 3, 1999, no Material Adverse Effect has occurred.

          (d) Capital Stock and Related Matters. As of the Closing Date and immediately thereafter, the authorized capital stock of IGI will consist of
     (i) 50,000,000 shares of Common Stock of which 9,585,645 shares of Common Stock are issued and outstanding and of which 1,907,543 shares of Common Stock have been reserved for issuance upon exercise of the Warrants, and
     (ii) 1,000,000 shares of preferred stock of IGI, $0.01 par value, of which no shares are issued and outstanding. As of the Closing Date, IGI will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock other than the Warrants and it will not have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, other than the Warrants and the warrants, options and other securities identified on the "Outstanding Options and Warrants Schedule" attached hereto. As of the Closing Date, IGI will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except as set forth herein and the Charter Documents as in effect on the date hereof. As of the Closing, all of the outstanding shares of IGI's capital stock will be validly issued, fully paid and nonassessable.

          There are no statutory or contractual stockholders' preemptive rights with respect to the issuance of the Warrants hereunder. IGI has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Securities hereunder do not require registration under the Securities Act or any applicable state securities laws. There are no agreements among IGI's stockholders with respect to the voting or transfer of IGI's capital stock other than as contemplated herein.

          (e) Subsidiaries. The Loan Parties do not own, or hold any rights to acquire, any shares of stock or any other security or interest in any other Person, and the Loan Parties have no Subsidiaries, except in each case as set forth in the "Subsidiaries Schedule."

          (f) Authorization; No Breach. The execution, delivery and performance by the Loan Parties of this Agreement, the other Purchase Documents and all other agreements contemplated hereby and thereby to which the Loan Parties are a party (collectively, the "Transaction Documents"), and the consummation by the Loan Parties of the Transactions have been duly authorized by each of the Loan Parties. The Transaction Documents have been duly and validly executed and delivered by each of the Loan Parties and constitute legal, valid and binding obligations of each of the Loan Parties, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of rights of creditors and other parties to contracts generally and by the effect of general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.. The execution and delivery by each of the Loan Parties of the Transaction Documents and the consummation by each of the Loan Parties of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except as created pursuant to the Security Documents, result in the creation of any Lien upon any of the Loan Parties' capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Charter Documents of any of the Loan Parties, or any law, statute, rule or regulation to which any of the Loan Parties are subject, or any agreement, instrument, order, judgment or decree to which any of the Loan Parties are a party or to which they or their assets are subject.

          (g) Governmental Approvals. Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the consummation of the Transactions by the Loan Parties.

          (h) No Material Adverse Change. Since August 3, 1999, there has been no event or occurrence that is likely to have a Material Adverse Effect.

          (i) Litigation. Except as described in the "Litigation Schedule," there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the best knowledge of the Loan Parties' management after due inquiry, threatened against or filed by or affecting any of the Loan Parties or any of their directors or officers or the businesses, assets or rights of the Loan Parties. The Loan Parties and their directors or officers shall promptly provide Purchaser with a copy of all pleadings of all lawsuits filed against others and, in the case of other actions, a letter stating the nature of such suits and a copy of all pleadings.

          (j) Compliance with Laws. The Loan Parties are not in violation in any material respect of any applicable Law which is material to the business of any of the Loan Parties. The Loan Parties are not in default with respect to any judgment, order, writ, injunction, or decree of any Governmental Authority specifically naming any of the Loan Parties. The consummation of the Transactions will not cause any default concerning any judgment, order, writ, injunction or decree of any Governmental Authority specifically naming any of the Loan Parties, and there is no investigation, enforcement action or regulatory action pending or, to the best knowledge of the Loan Parties, threatened against or affecting the Loan Parties by any Governmental Authority, except as set forth on the "Pending or Threatened Actions Schedule." Except as set forth in the "Pending or Threatened Actions Schedule," there is no remedial or other corrective action that the Loan Parties are required to take to remain in compliance with any judgment, order, writ, injunction or decree of any Governmental Authority specifically naming any of the Loan Parties or to maintain any material permits, approvals or licenses granted by any Governmental Authority in full force and effect. Except as disclosed on the Management Information Schedule, during the past ten (10) years, none of the officers, directors or management of any of the Loan Parties has been arrested or convicted of any material crime nor has any of them been bankrupt or an officer or director of a bankrupt company.

          (k) Year 2000 Compliance. The Loan Parties have (i) initiated a review and assessment of all areas within their businesses and operations that could be materially adversely affected by the risk that computer applications used by the Loan Parties may be unable properly to recognize and perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "Year 2000 Problem"), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with such timetable. Based on the foregoing, the Loan Parties believe that all computer applications that are material to their business and operations are reasonably expected on a timely basis to be able properly to perform date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (l) Environmental Protection. Except as specified in "Environmental Schedule" and after giving effect to the Transactions: (a) the business of the Loan Parties, the methods and means employed by the Loan Parties in the operation thereof (including all operations and conditions at or in the properties of the Loan Parties), and the assets owned, leased, managed, used, controlled, held or operated by the Loan Parties, comply in all material respects with all applicable Environmental Laws; (b) with respect to the Properties and Facilities, and except as disclosed in the Environmental Schedule, the Loan Parties have obtained, possess, and are in full compliance with all permits, licenses, reviews, certifications, approvals, registrations, consents, and any other authorizations required under any Environmental Laws; (c) the Loan Parties have not received (i) any written claim or notice of violation, lien, complaint, suit, order or other written claim or notice to the effect that the Loan Parties are or may be liable to any Person as a result of (A) the environmental condition of any of their properties or any other property, or (B) the release or threatened release of any Pollutant, or (ii) any letter or written request for information under Section 104 of the CERCLA, or comparable state laws, and to the best of the Loan Parties' knowledge, none of the operations of the Loan Parties is the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Pollutant at the Properties and Facilities or at any other location, including any location to which the Loan Parties have transported, or arranged for the transportation of, any Pollutants with respect to the Properties and Facilities; (d) except as disclosed in the Environmental Schedule, neither the Loan Parties nor any prior owner or operator has incurred in the past, or is now subject to, any Environmental Liabilities;
     (e) except as disclosed in the Environmental Schedule, there are no Liens, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Properties and Facilities, based upon any Environmental Laws or other legal obligations; (f) there are no USTs located in, at, on, or under the Properties and Facilities other than the USTs identified in the Environmental Schedule as USTs; and each of those USTs is in full compliance with all Environmental Laws and other legal obligations, except as disclosed on the Environmental Schedule; and (g) except as disclosed in the Environmental Schedule, there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, or otherwise related to the Properties and Facilities (including, without limitation, any building, structure, or other improvement that is a part of the Properties and Facilities), and all of the PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified in the Environmental Schedule are in full compliance with all Environmental Laws and other legal obligations.

          (m) Legal Investments; Use of Proceeds. The Loan Parties will use the proceeds from the sale of the Notes to refinance existing debt in conjunction with obtaining new senior financing. The Loan Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" or "margin security" (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the sale of the Notes will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

          (n) Taxes. The Loan Parties have filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid or established adequate reserves for all taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes.

          (o) Labor and Employment. The Loan Parties are and each of their Plans are in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Loan Parties or any such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Plan as to which any of the Loan Parties are or were required to file a report with the PBGC. No Plan has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and neither the Loan Parties nor any member of the Controlled Group have incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. Except as reflected in the Loan Parties' balance sheets dated as of December 31, 1998, the Loan Parties are in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or, to the best knowledge of the Loan Parties, threatened labor disputes, work stoppages or strikes.

          (p) Investment Company Act; Public Utility Holding Company Act. None of the Loan Parties is (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (q) Properties; Security Interests. The Loan Parties have good and marketable title to, or valid leasehold interests in, all of the material assets and properties used or useful by the Loan Parties in the Business (collectively, the "Properties and Facilities"), subject to no Liens except for Permitted Liens. All of the Properties and Facilities are in good repair, working order and condition, normal wear and tear excepted, and all such assets and properties are owned by the Loan Parties free and clear of all Liens except for Permitted Liens. The Properties and Facilities constitute all of the material assets, properties and rights of any type used in or necessary for the conduct of the Business. The Security Agreement creates and grants to Purchaser a valid and perfected first priority security interest in all the collateral thereunder, subject only to Permitted Liens. All real estate owned or leased by the Loan Parties is listed on the "Properties Schedule."

          (r) Intellectual Property; Licenses. The Loan Parties own or have the right to use all Proprietary Rights necessary to conduct the Business as heretofore conducted or as proposed to be conducted. All Proprietary Rights registered in the name of the Loan Parties and applications therefor filed by the Loan Parties are listed on the "Intellectual Property Schedule." No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect. The Loan Parties do not have notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair the Loan Parties' ability to retain or obtain any authorization necessary for the operation of the Business.

          (s) Solvency. After giving effect to the Transactions, (i) the fair value of the assets of the Loan Parties, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured,
     (iii) the Loan Parties will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

          (t) Complete Disclosure. All factual information furnished by or on behalf of the Loan Parties to Purchaser for purposes of or in connection with this Agreement or the Transactions is, and all other such factual information hereafter furnished by or on behalf of the Loan Parties will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

          (u) Side Agreements. Neither the Loan Parties nor any Affiliate of the Loan Parties nor any director, officer or employee of the Loan Parties or any of their Affiliates, respectively, has entered into, as of the date hereof, any agreement, either oral or written, with any individual or business, pursuant to which the director, officer, employee, Loan Parties or Affiliate have agreed to do anything beyond the requirements of the formal, written contracts executed by the Loan Parties and disclosed to Purchaser herein.

          (v) Broker's or Finder's Commissions. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Loan Parties or any of their officers, directors or agents with respect to the issue of the Notes, the Warrants or the transactions contemplated by this Agreement, including without limitation the Transactions, except for fees payable to (i) Purchaser, and (ii) Berwind Financial in an amount not to exceed $660,000 (plus reasonable expenses). The Loan Parties agree to indemnify Purchaser and hold it harmless from against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Loan Parties, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by Purchaser.



     5.2 Absolute Reliance on the Representations and Warranties. All representations and warranties contained in this Agreement and any instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by Purchaser or on Purchaser's behalf.

                                   ARTICLE 6

                                TRANSFER OF NOTES

     6.1 Restricted Securities. Purchaser acknowledges that the Securities have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Loan Parties are not required to register the Notes or the Warrants, as the case may be.

     6.2 Legends; Purchaser's Representations. Purchaser hereby represents and warrants to the Loan Parties that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities for investment for its own account, with no present intention of dividing its participation with others (except for a potential transfer or transfers of the Securities to an affiliate or affiliates of Purchaser) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Loan Parties may place an appropriate legend on the Securities owned by Purchaser concerning the restrictions set forth in this
Article 6. Upon the assignment or transfer by Purchaser or any of its successors or assignees of all or any part of the Securities, the term "Purchaser" as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Securities, or portion thereof.

     6.3 Transfer of Notes. Subject to Section 6.2 hereof, a holder of a Note may transfer such Note to a new holder, or may exchange such Note for Notes of different denominations (but in no event of denominations of less than $500,000 in original principal amount), by surrendering such Note to the Loan Parties duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. The Loan Parties shall simultaneously deliver to such holder or its designee such new Notes and shall mark the surrendered Notes as canceled. In lieu of the foregoing procedures, a holder may assign a Note (in whole but not in part) to a new holder by sending written notice to the Loan Parties of such assignment specifying the new holder's name and address; in such case, the Loan Parties shall promptly acknowledge such assignment in writing to both the old and new holder. The Loan Parties shall not be required to recognize any subsequent holder of a Note unless and until the Loan Parties have received reasonable assurance that all applicable transfer taxes have been paid.

     6.4 Replacement of Lost Securities. Upon receipt of evidence reasonably satisfactory to the Loan Parties of the mutilation, destruction, loss or theft of any

Securities and the ownership thereof, the Loan Parties shall, upon the written request of the holder of such Securities, execute and deliver in replacement thereof new Securities in the same form, in the same original principal amount and dated the same date as the Securities so mutilated, destroyed, lost or stolen; and such Securities so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Securities being replaced have been mutilated, they shall be surrendered to the Loan Parties; and if such replaced Securities have been destroyed, lost or stolen, such holder shall furnish the Loan Parties with an indemnity in writing to save it harmless in respect of such replaced Security.

     6.5 No Other Representations Affected. Nothing contained in this Article 6 shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to Purchaser.

                                    ARTICLE 7

                                    COVENANTS

     7.1 Affirmative Covenants. The Loan Parties covenant that, so long as all or any of the principal amount of the Notes or any interest thereon shall remain outstanding, and, thereafter, so long as the Purchaser owns any Warrants or Underlying Common Stock, the Loan Parties shall:

          (a) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

          (b) Businesses and Properties; Compliance with Laws. At all times (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, permits, certifications, approvals, consents, franchises, patents, copyrights, trademarks and trade names, and any other trade names which may be material to the conduct of their businesses, (ii) comply in all material respects with all material laws and regulations applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable laws and regulations, (iii) take all action which may be required to obtain, preserve, renew and extend all rights, patents, copyrights, trademarks, tradenames, franchises, registrations, certifications, approvals, consents, licenses, permits and any other authorizations which may be material to the operation of such business, (iv) maintain, preserve and protect all property material to the conduct of such business, and (v) except for obsolete or worn out equipment, keep their property in good repair, working order and condition, normal wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          (c) Insurance. Maintain insurance required by the Purchase Documents, including but not limited to: (i) the Life Insurance until the Notes have been repaid in full; (ii) coverage on their insurable properties (including all inventory, equipment and real property) against the perils of fire, theft and burglary; (iii) public liability; (iv) workers' compensation; (v) business interruption; (vi) product liability; and (vii) such other risks as are customary with companies similarly situated and in the same or similar business as that of the Loan Parties under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. The Loan Parties shall pay all insurance premiums payable by it and shall deliver the policy or policies of such insurance (or certificates of insurance with copies of such policies) to Purchaser. All insurance policies of the Loan Parties shall contain endorsements, in form and substance reasonably satisfactory to Purchaser, providing that the insurance shall not be cancelable except upon thirty (30) days' prior written notice to Purchaser. The holders of the Notes shall be shown as a loss payee and an additional named insured party under all such insurance policies.

          (d) Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits or in respect of their properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens or charges upon such properties or any part thereof; provided, however, that the Loan Parties shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Loan Parties shall have set aside on their books adequate reserves with respect thereto.

          (e) Financial Statements; Reports. Furnish to Purchaser:

               (i) Annual Statements. Within ninety (90) days after the end of each fiscal year, a balance sheet and statements of operations, stockholders' equity and cash flows of IGI showing the financial condition of IGI as of the close of such year and the results of operations during such year, all the foregoing financial statements to be audited by a firm of independent certified public accountants of recognized national standing acceptable to Purchaser and accompanied by an opinion of such accountants without material exceptions or qualifications.

               (ii) Monthly Statements. Within thirty (30) calendar days after the end of each calendar month, financial statements (including a balance sheet and cash flow and income statements) showing the financial condition and results of operations of IGI as of the end of each such month and for the then elapsed portion of the current fiscal year, together with comparisons to the corresponding periods in the preceding year and the budget for such periods, accompanied by a certificate of an officer that such financial statements have been prepared in accordance with GAAP, consistently applied (except for normal and recurring year-end adjustments and the omission of footnotes), and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

               (iii) Certificate of Compliance. Each financial statement furnished to Purchaser pursuant to subsections (i) and (ii) of this
          Section 7.1(e) shall be accompanied by a written certificate signed by IGI's chief financial officer, chief accounting officer or treasurer
          (A) to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by IGI to remedy the same, and (B) a compliance certificate in the form of Exhibit F showing IGI's compliance with the covenants set forth in Section 7.3.

               (iv) Accountant Reports. Promptly after the receipt thereof, copies of all reports, if any, submitted to IGI by independent certified public accountants in connection with each annual, interim or special audit or review of the financial statements of IGI made by such accountants, including but not limited to, any comment letter submitted by such accountants to management in connection with any annual review.

               (v) Projections. As soon as available, but in no event later than December 15 of each year, a projection of IGI's balance sheet, and income, retained earnings and cash flow statements for the following three fiscal years; and within ten (10) business days after any material update or amendment of any such plan or forecast, a copy of such update or amendment, including a description of and reasons for such update or amendment. Each such projection, update or amendment shall be accompanied by a written certificate signed by IGI's chief financial officer, chief accounting officer or treasurer to the effect that it has been prepared on the basis of IGI's historical financial statements and records, together with the assumptions set forth in such projection and that it reflects expectations, after reasonable analysis, of IGI's management as to the matters set forth therein.

               (vi) Additional Information. Promptly, from time to time, such other information regarding the compliance by IGI with the terms of this Agreement and the other Purchase Documents or the affairs, operations or condition (financial or otherwise) of IGI as Purchaser may reasonably request and which is capable of being obtained, produced or generated by IGI or of which IGI has knowledge.

          (f) Litigation and Other Notices. Give Purchaser prompt written notice of the following:

               (i) Orders; Injunctions. The issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint specifically naming any of the Loan Parties and prohibiting, or having the effect of prohibiting, the making of any loan or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.

               (ii) Litigation. The written notice, filing or commencement of any action, suit or proceeding against any of the Loan Parties whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority and which, if adversely determined against any of the Loan Parties, could resulted in uninsured liability in excess of $250,000 in the aggregate.

               (iii) Environmental Matters. (i) Any release or threatened release of any Pollutant required to be reported to any Federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any Removal, Remedial or Response action taken by any of the Loan Parties or any other person in response to any Pollutant in, at, on or under, a part of or about any of the Loan Parties' properties or any other property, (iii) any violation by any of the Loan Parties of any Environmental Law, in each case, which could result in a Material Adverse Effect, or (iv) any written notice, claim or other information that any of the Loan Parties might be subject to an Environmental Liability.

               (iv) Default. Any Default or Event of Default, specifying the nature and extend thereof and the action (if any) which is proposed to be taken with respect thereto.

               (v) Material Adverse Effect. Any development in the business or affairs of any of the Loan Parties which could have a Material Adverse Effect.

               (vi) Board Meetings. Written notice of (a) each regular meeting of each of the Loan Parties' Board of Directors at least thirty (30) days in advance of such meeting and (b) each special meeting of the Board of Directors no later than the date on which the members of the Board of Directors are notified of such meeting, but in any case such notice shall be delivered at least twenty-four (24) hours in advance of such meeting. In addition, the Loan Parties will send Purchaser copies of all reports and materials provided to members of the Board of Directors at meetings or otherwise.

          (g) ERISA. Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto and furnish to Purchaser (i) as soon as possible, and in any event within thirty (30) days after the Loan Parties know or have reason to know thereof, notice of (A) the establishment by the Loan Parties of any Plan, (B) the commencement by the Loan Parties of contributions to a Multiemployer Plan, (C) any failure by the Loan Parties or any of their ERISA Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action which the Loan Parties propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Loan Parties, and (ii) promptly after receipt thereof, a copy of any notice the Loan Parties may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

          (h) Maintaining Records; Access to Premises and Inspections. Maintain financial records in accordance with generally accepted practices and, upon reasonable notice, at all reasonable times and as often as any Purchaser may reasonably request (and at any time after the occurrence and during the continuation of a Default or Event of Default), permit any authorized representative designated by Purchaser to visit and inspect the properties and financial records of the Loan Parties and to make extracts from such financial records, all at the Loan Parties' reasonable expense, and permit any authorized representative designated by Purchaser to discuss the affairs, finances and conditions of the Loan Parties with the Loan Parties' chief financial officers and such other officers as the Loan Parties shall deem appropriate, and the Loan Parties' independent public accountants.

          (i) Board of Directors.

          (i) The IGI's Board of Directors shall meet at least once per calendar quarter. Purchaser shall have the right to designate for election such number of the members of IGI's Board of Directors that bears the same ratio to the total number of directors as the number of shares of Common Stock owned by Purchaser and Underlying Common Stock for which any Warrants held by Purchaser are exercisable bears to the total number of outstanding shares of Common Stock, on a Fully Diluted Basis and rounded to the nearest whole number; provided that so long as all or any of the principal amount of the Notes or interest thereon shall remain outstanding, or for so long as Purchaser shall hold Common Stock and Underlying Common Stock that, in the aggregate, constitute at least five percent (5%) of the outstanding shares of IGI's Common Stock, the Purchaser shall have the right to designate at least one such director.

          (ii) In the event Purchaser shall waive its right to designate a Director pursuant to this Section 7.1(i), Purchaser may designate an observer, without voting rights, who will be entitled to attend all meetings of IGI's Board of Directors (including committees) and stockholders. Any observer designated by Purchaser shall be entitled to notice of all meetings of IGI's Board of Directors (including committee meetings) and to information provided to Directors. Such observer shall receive reimbursement for reasonable out-of-pocket expenses from the Loan Parties incurred in connection with attendance at Board of Directors, committee and stockholder meetings.

            IGI's Board of Directors shall maintain the following committees:
      (i) an executive committee; (ii) an audit committee; and (iii) a compensation committee. The audit committee and the compensation committee shall be comprised of directors who are not otherwise employed by the Loan Parties. Purchaser shall have the right to designate one member of each of such committees so long as any Note shall remain outstanding, or so long as Purchaser Common Stock and Underlying Common Stock that, in the aggregate, constitute at least five percent (5%) of the outstanding shares of IGI's Common Stock

          (j) Future Financings. The Loan Parties shall give to Purchaser an opportunity to participate in any future financings of the Loan Parties.

     7.2 Negative Covenants. The Loan Parties covenant that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding:

          (a) Indebtedness. The Loan Parties shall not create, incur, assume guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except:

               (i) Indebtedness under this Agreement;

               (ii) Indebtedness under the Senior Financing;

               (iii) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of indebtedness.; and

               (iv) Indebtedness outstanding on the date hereof and set forth on the "Indebtedness Schedule."

          (b) Negative Pledge; Liens. The Loan Parties shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind, except the following (collectively, "Permitted Liens"):

               (i) Liens created in connection with the Senior Financing, which Liens Purchaser will subordinate to on terms that are reasonably acceptable to Purchaser;

               (ii) Liens for or priority claims imposed by law that are incidental to the conduct of business or the ownership of properties and assets (including mechanic's, warehousemen's, attorneys' and statutory landlords' liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith and adequate reserves have been set up by the Loan Parties as the case may be; and provided, further, that the lien and security interest provided in the Security Documents or any portion thereof created or intended to be created thereby is not, in the opinion of Purchaser, unreasonably jeopardized thereby;

               (iii) Liens securing the payments of taxes, assessments and governmental charges or levies incurred in the ordinary course of business that either (a) are not delinquent, or (b) are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves have been set aside on their books, and so long as during the period of any such contest, the Loan Parties shall suffer no loss of any privilege of doing business or any other right, power or privilege necessary or material to the operation of the Business;

               (iv) Liens listed on the Permitted Encumbrances Schedule;

               (v) extensions, renewals and replacements of Liens referred to in clauses (i) through (iv) of this Section 7.2(b); provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

          (c) Contingent Liabilities. The Loan Parties shall not become liable for any Guaranties, except for the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          (d) Leases. At no point shall the sum of the aggregate amount of annualized payments on operating leases during any current or future twelve
     (12) month period exceed $250,000.

          (e) Capital Expenditures. The Loan Parties shall not make or commit to make any payments in any fiscal year on account of the purchase or lease of any assets that if purchased would constitute fixed assets or that if leased would constitute a Capitalized Lease that in the aggregate would cost more than $1,900,000 for the period beginning on the Closing Date and ending on September 30, 2000, and $750,000 for each twelve (12) month period thereafter ending on September 30; provided, however, that all such capital expenditures and leases shall be made under usual and customary terms and in the ordinary course of business. Annual limits after Fiscal Year 1999 may be reconsidered upon receipt of the Loan Parties' annual budget.

          (f) Mergers, etc. The Loan Parties shall not merge into or consolidate or combine with any other Person, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business. Except as expressly permitted by the Security Documents, the Loan Parties shall not sell, transfer or otherwise dispose of any of their assets, including the collateral under the respective Security Documents.

          (g) Affiliate Transactions. The Loan Parties shall not make any loan or advance to any director, officer or employee of the Loan Parties or any Affiliate, or enter into or be a party to any transaction or arrangement with any Affiliate of the Loan Parties, including, without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except (i) pursuant to the reasonable requirements of the Loan Parties' business and upon fair and reasonable terms no less favorable to the Loan Parties than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate, and (ii) for the cashless exercise of stock options by employees, officers or directors of IGI.

          (h) Dividends and Stock Purchases. The Loan Parties shall not directly or indirectly: declare or pay any dividends or make any distribution of any kind on their outstanding capital stock or any other payment of any kind to any of their stockholders or their Affiliates (including any redemption, purchase or acquisition of, whether in cash or in property, securities or a combination thereof, any partnership interests or capital accounts or warrants, options or any of their other securities), or set aside any sum for any such purpose; provided, however, that this Section 7.2(h) shall not apply to stock purchases pursuant to Article 9 hereof.

          (i) Advances, Investments and Loans. The Loan Parties shall not purchase, or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries), except:

               (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

               (ii) United States dollar-denominated time deposits, certificates of deposit and bankers acceptances of any bank or any bank whose short-term debt rating from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), is at least A-1 or the equivalent or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent with maturities of not more than six months from the date of acquisition;

               (iii) commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody's maturing within six months after the date of acquisition;

               (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

               (v) Investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

               (vi) deposit accounts maintained in accordance with any loan agreement evidencing the Senior Financing;

               (vii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (viii) receivables owing to the Loan Parties created or acquired in the ordinary course of business and payable on customary trade terms of the Loan Parties;

               (ix) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or in connection with bidding on government contracts;

               (x) advances to employees in the ordinary course of business for business expenses; provided, however, that the aggregate amount of such advances at any time outstanding shall not exceed $100,000, and

               (xi) other Investments existing as of the date hereof as set forth on the "Investments Schedule."

     In determining the amount of Investments, acquisitions, loans, advances and Guaranties, permitted pursuant to this Section 7.2(i), Investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and Guaranties shall be taken at the amount of obligations guaranteed thereby.

          (j) Use of Proceeds. The Loan Parties shall not use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

          (k) Stock Issuances. Except as provided in Section 3.1, the Loan Parties shall not issue any capital stock or other equity interests or any options or warrants to purchase, or securities convertible into capital or equity interests or establish any stock appreciation rights or similar programs based on the value of the Loan Parties' equity interests; provided, however, that so long as no Default or Event of Default shall exist or be continuing hereunder or be created as a result thereof, IGI may issue shares of Common Stock in connection with IGI's employee incentive awards and option plans provided that the aggregate amount of Common Stock issuable pursuant to all such awards and Plans shall not exceed fifteen percent (15%) of IGI's outstanding Common Stock, as of the Closing Date, on a Fully Diluted Basis.

          (l) Amendment of Charter Documents. The Loan Parties shall not amend, terminate, modify or waive or agree to the amendment, modification or waiver of any material term or provision of their Charter Documents, or Bylaws.

          (m) Subsidiaries. The Loan Parties shall not establish or acquire any Subsidiary.

               (n) Business. The Loan Parties shall not engage, directly or indirectly, in any business other than the business of (i) producing and marketing poultry vaccines and related products, (ii) producing and marketing companion pet products such as pharmaceuticals, nutritional supplements and grooming aids, (iii) producing and marketing cosmetics and skin care products, and other related activities and (iv) developing commercial applications for micro-encapsulation and compatible and related technologies.

               (o) Fiscal Year; Accounting. The Loan Parties shall not change their Fiscal Year from ending on December 31 or method of accounting (other than immaterial changes in methods), except as required by GAAP.

               (p) Establishment of New or Changed Business Locations. The Loan Parties shall not relocate their principal executive offices or other facilities, and it shall not establish new business locations or store any inventory or other assets at a location not identified to Purchaser on or before the date hereof, without providing not less than thirty (30) days advance written notice to Purchaser.

               (q) Changed or Additional Business Names. The Loan Parties shall not change their corporate name or establish new or additional trade names without providing not less than thirty (30) days advance written notice to Purchaser.

               (r) Amendment to Stock Option Plan. The Loan Parties shall not amend their employee stock option plans without the prior written consent of the Purchaser.

     7.3 Financial Covenants. IGI covenants that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding, it shall maintain at the end of each calendar quarter (i.e., March 31, June 30, September 30 and December 31) (each such date being a "Measurement Date") beginning with the calendar quarter ending December 31, 1999:

          (a) Minimum Fixed Charges Coverage Ratio. A Minimum Fixed Charges Coverage Ratio, calculated monthly on a rolling twelve-month basis, for the applicable Measurement Date as follows:



                  Period                              Ratio
                  On 12-31-99                         0.8 to 1.0
                  On 3-31-2000                        1.01 to 1.0
                  On 6-30-2000                        1.01 to 1.0
                  On 9-30-2000                        1.01 to 1.0
                  From 10-1-2000 to 9-30-2001         1.01 to 1.0
                  From 10-1-2001 to 9-30-2002         1.20 to 1.0
                  From 10-1-2002 and thereafter       1.50 to 1.0

          (b) Maximum Leverage Ratio. A Maximum Leverage Ratio, calculated monthly using EBITDA on a rolling twelve-month basis, for the applicable Measurement Date as follows:

                  Period                                 Ratio
                  On 12-31-99                            6.0 to 1.0
                  On 3-31-2000                           5.5 to 1.0
                  On 6-30-2000                           5.0 to 1.0
                  On 9-30-2000                           4.0 to 1.0
                  From the Closing Date to 9-30-2000     3.75 to 1.0
                  From 10-1-2000 and thereafter          3.5 to 1.0

          (c) Maximum Debt to Equity Ratio. A Maximum Debt to Equity Ratio as follows:

                  Period                                Ratio
                  From the Closing Date to 9-30-2000    4.25 to 1.0
                  From 10-1-2000 and thereafter         4.0 to 1.0

                                   ARTICLE 8

                                EVENTS OF DEFAULT

     8.1 Events of Default. An Event of Default shall mean the occurrence of one or more of the following described events:

          (a) if any Loan Party shall default in the payment of (i) interest on the Notes within five (5) days after its due date or (ii) principal of the Notes when due, whether at maturity, upon notice of prepayment in accordance with Sections 3.3 or 3.4, upon any scheduled payment date or by acceleration or otherwise;

          (b) if any Loan Party shall default under any agreement under which any Indebtedness in an aggregate principal amount of $250,000 or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness.

          (c) if any representation or warranty herein made by any Loan Party, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;

          (d) if any Loan Party shall default in the performance of any covenant, condition or provision of Section 7.1(h), 7.2 or 7.3;

          (e) if a default or event of default shall occur under any of the other Purchase Documents, beyond any applicable notice or cure periods;

          (f) if any Loan Party shall default in the performance of any other covenant, condition or provision of this Agreement, the Notes or the other Purchase Documents, and such default shall not be remedied for a period of thirty (30) days of the earlier of (i) written notice from a Purchaser of such default or (ii) actual knowledge by any Loan Party of such default;

          (g) if a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any Loan Party or for any substantial part of their property, or for the winding-up or liquidation of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty
     (60) days;

          (h) if any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Loan Party or for any substantial part of their property, or shall make a general assignment for the benefit of creditors, or shall fail generally to their debts as they become due, or shall take any action in furtherance of any of the foregoing;

          (i) if both the following events shall occur; (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect which could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then "current liability" (as defined in Section 412(l)(7) of the Internal Revenue Code of 1986, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $100,000 at such time;

          (j) if a final judgment which, with other undischarged final judgments against any Loan Party, exceeds an aggregate of $250,000 (excluding judgments to the extent the applicable Loan Party is fully insured or the deductible or retention limit does not exceed $250,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against any Loan Party if, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged;

          (k) if any Security Document shall at any time after the Closing Date cease for any reason to be in full force and effect or shall cease to create perfected security interests in favor of Purchaser in the collateral subject or purported to be subject thereto, subject to no other Liens other than Permitted Liens, or such collateral shall have been transferred to any Person without the prior written consent of the holders of a majority in principal amount of the outstanding Notes; and

          (l) a Change of Control shall have occurred.

     8.2 Consequences of Event of Default.

          (a) Bankruptcy. If an Event of Default specified in paragraphs (g),
     (h) or (l) of Section 8.1 hereof shall occur, the unpaid balance of the Notes and interest (including, without limitation, Capitalized Interest and interest accrued thereon) accrued thereon and all other liabilities of the Loan Parties to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

          (b) Other Defaults. If any other Event of Default shall occur, the holders of a majority of the outstanding principal balance of the Notes may at their option, by written notice to the Loan Parties, declare the entire unpaid balance of the Notes, as the case may be, and interest (including, without limitation, Capitalized Interest and interest accrued thereon) accrued thereon and all other liabilities of the Loan Parties hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

          (c) Penalty Interest. Following the occurrence and during the continuance of any Event of Default, the holders of the Notes shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and premium and overdue interest, if any, on, the Notes at a rate per annum equal to the interest rate thereon (determined as provided in Section 3.1) plus three hundred (300) basis points.

          (d) Premium. In the event of any acceleration of Notes pursuant to
     Section 8.2(b) hereof, the Loan Parties shall also pay to holders of Notes the prepayment premium that would otherwise be payable upon any voluntary prepayment of such Notes.

     8.3 Security. Payments of principal of, and premium, if any, and interest on, the Notes and all other obligations of the Loan Parties under this Agreement or the Notes are secured pursuant to the terms of the Security Documents.

                                   ARTICLE 9

                                   PUT OPTION

     9.1 Grant of Option. IGI hereby grants to each holder of Subject Securities (a "Holder") an option to sell to IGI, and IGI is obligated to purchase from each Holder under such option (the "Put Option"), all (or such portion as is designated by any such Holder pursuant to Section 9.3 below) of the Subject Securities then owned by such Holder. This Put Option will be effective at any time and from time to time after the earliest to occur of (i) the fifth anniversary of the Closing Date, (ii) the date of the payment in full of the outstanding principal, interest and fees of the Notes, (iii) the date of the payment in full of the outstanding principal, interest and fees of the Senior Debt, or (iv) the sale of IGI or of at least 30% of its assets as part of a single transaction or series of related transactions, and will remain in effect until the date on which the following three (3) conditions are satisfied: (i) the average daily trading volume of the Common Stock for the six (6) month period immediately preceding such date is at least equal to ten percent (10%) of the aggregate number of shares of Common Stock and Underlying Common Stock owned by Purchaser; provided, however, that such six (6) month period shall not include the first thirty (30) day period immediately following a secondary public offering of the Common Stock; and (ii) the Market Price of the Common Stock on such date is at least equal to Five Dollars ($5.00) per share; and
(iii) IGI has an effective shelf registration statement on file with the Securities and Exchange Commission covering the Common Stock and the Underlying Common Stock owned by the Purchaser.

     9.2 Put Price. In the event that any Holder exercises the Put Option, the price (the "Put Price") to be paid to each such Holder pursuant to this Agreement will be the sum of the amount determined by multiplying the number of shares of Subject Securities (or, in the case of any Warrant, the number of shares of Underlying Common Stock into which such Warrant is convertible) for which the Put Option is being exercised (collectively, the "Put Shares") by the Fair Market Value therefor.

     9.3 Exercise of Put Option. If any Holder elects to exercise its Put Option, such Holder shall give written notice to IGI and each other Holder of such Holder's election to exercise the Put Option, specifying, among other things, the date on which the Put Option Closing (as hereinafter defined) shall occur, which date shall not be less than twenty-one (21) days after the date of such notice. If a Holder receives such notice of another Holder's exercise of such other Holder's Put Option and the Put Option of the Holder receiving such notice is effective pursuant to Section 9.1, the Holder receiving such notice may elect to exercise its Put Option and designate a Put Option Closing simultaneous with that of such other Holder. IGI will provide each Holder desiring to exercise its Put Option with the name and address of each other Holder. Notwithstanding the foregoing, the right of each Holder to exercise its Put Option shall be an individual and separate right, and the exercise of any Put Option by any Holder shall not be conditioned upon the exercise by any other Holder of its Put Option; provided, however, that IGI shall not be required to redeem in any Put Option Closing shares of Common Stock and Underlying Common Stock in excess of fifteen percent (15%) of the shares of Common Stock that are issued and outstanding as of the date of such Put Option Closing.

     9.4 Certain Remedies. In the event that IGI defaults on its obligation to purchase all or any portion of the Put Shares upon exercise of the Put Option by any Holder, the Holder may elect, in addition to any other rights or remedies of such Holder, either to (i) rescind its exercise of the Put Option, in which case the Put Option will continue in full force and effect, or (ii) receive a Note in the form attached hereto as Exhibit A, duly executed by IGI, payable to the Holder in the principal amount of the Put Price, which Note shall constitute a "Note" for all purposes hereunder and under the Transaction Documents; provided, however, that such Note shall bear interest on the outstanding principal thereof at a rate per annum equal to the Prime Rate, as such may adjust from time to time, plus three hundred (300) basis points per annum; provided, further, that IGI shall repay the unpaid principal balance of such Note in full, together with all accrued and unpaid interest, fees and other amounts due thereunder, in 60 consecutive equal monthly payments commencing on the first Business Day of the first full month following the execution of such Note and there shall be no premium charged for prepaying such Note.

     9.5 Put Option Closing. Each closing for the purchase and sale of the Put Shares as to which any Holder has notified IGI of such Holder's intention to exercise the Put Option (a "Put Option Closing") shall occur on the date specified in such notice of exercise. At any Put Option Closing, to the extent applicable, the Holder of the Put Shares will deliver the certificate or certificates evidencing the Put Shares being purchased, duly endorsed in blank. In consideration therefor, IGI will deliver to the Holder the Put Price, which will be payable by cashier's or certified check, by wire transfer of immediately payable funds to an account designated by such Holder, or, at the option of Purchaser in its sole discretion, by note, provided such note contains terms mutually acceptable to IGI and the Holder. In the event multiple Holders have exercised the Put Option and there is insufficient cash available to pay each such Holder the full amount of funds they have requested pursuant to the preceding sentence, any payment of cash will be made on a pro rata basis among such Holders in proportion to their respective number of Put Shares.

                                   ARTICLE 10

                                PREEMPTIVE RIGHTS

     10.1 Limited Preemptive Rights. If after the date of this Agreement, IGI authorizes the issuance and sale of any shares of capital stock or any securities containing options or rights to acquire any shares of capital stock (other than in connection with an underwritten public offering, the issuance of such securities in exchange for the securities or assets of another Person as a part of an acquisition of a business as a going concern, or the grant of options or rights to acquire no more than fifteen percent (15%) of shares of Common Stock, on a Fully Diluted Basis, pursuant to an employee stock option plan) at any time that Purchaser holds any Common Stock or Warrants, IGI will offer to sell to Purchaser a portion of such securities equal to the percentage determined by dividing (i) the number of shares of Common Stock and Underlying Common Stock (without duplication) then held by Purchaser by (ii) the number of shares of Common Stock outstanding (determined on a Fully Diluted Basis). For purposes of clause (ii) above, a share of Common Stock acquirable upon exercise or conversion of options or rights to acquire any shares of Common Stock shall be deemed outstanding only if the applicable conversion price, exercise price or other acquisition price is equal to or less than the then current Market Price of a share of Common Stock. Purchaser will be entitled to purchase such stock or securities at the same price and on the same terms as such stock or securities are to be offered to any other Person. Purchaser must exercise its purchase rights within thirty (30) days after receipt of written notice from IGI describing in reasonable detail the stock or securities being so offered, the purchase price thereof, the payment terms and Purchaser's percentage allotment. Upon the expiration of such period of thirty (30) days, IGI will be free to sell such stock or securities which Purchaser has not elected to purchase during the one hundred twenty (120) days following such expiration on terms and conditions no more favorable to purchasers thereof than those offered to Purchaser. Any stock or securities offered or sold by IGI after such one hundred twenty (120) day period must be reoffered to Purchaser pursuant to the terms of this Section
10.1. Any stock or securities purchased by a Purchaser from IGI pursuant to this
Section 10.1 shall, upon such purchase and thereafter be deemed to be Securities and Registrable Securities for all purposes of this Agreement.

     10.2 Exceptions. The provisions of Section 10.1 shall not apply to issuances of Common Stock upon exercise of the Warrants. The provisions of
Section 10.1 shall terminate upon the consummation of an underwritten public offering of the Common Stock registered under the Securities Act with an investment banking firm of national reputation as managing underwriter.

                                   ARTICLE 11

                               REGISTRATION RIGHTS

     11.1 Piggyback Registrations.

          (a) Whenever IGI proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), IGI will give prompt written notice (in any event within three Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities with respect of the proposed offering at least thirty (30) days before the initial filing with the SEC of such registration statement, and offer to include in such filing such Registrable Securities as any such holder may request. Each such holder of Registrable Securities desiring to have Registrable Securities registered under this Section 11.1 shall advise IGI in writing within fifteen (15) days after the date of receipt of such notice from IGI, setting forth the amount of such Registrable Securities for which registration is requested. IGI shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, and shall use its best efforts to effect registration under the Securities Act of such Registrable Securities.

          (b) The registration expenses of the holders of Registrable Securities will be paid by IGI in all Piggyback Registrations to the extent provided in Section 11.6.

          (c) If a Piggyback Registration is an underwritten primary registration on behalf of IGI, and the managing underwriters advise IGI in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to IGI, IGI will include in such registration: (i) first, the securities IGI proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of the securities requested to be included in such registration, provided that no holders of such securities will have priority for inclusion in such registration over the holders of the Registrable Securities.

          (d) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of IGI's securities, and the managing underwriters advise IGI in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, IGI will include in such registration, the Registrable Securities requested to be included in such registration, pro rata among the holders of other securities requested to be included in such registration, provided that no holders of such securities will have priority for inclusion in such registration over the holders of the Registrable Securities.

          (e) If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities who request to be included in such Piggyback Registration. Such approval will not be unreasonably withheld.

          (f) If IGI has previously filed a registration statement with respect to Registrable Securities pursuant to this Section 11.1, and if such previous registration has not been withdrawn or abandoned, IGI will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

     11.2 Demand Registration Rights.

          (a) If, at any time after IGI has filed any registration statement under the Securities Act or the Securities Exchange Act, except with respect to registration statements filed on Form S-8 or any successor form, IGI receives a written request by the holders of a majority of the Registrable Securities to effect the registration under the Securities Act of such shares of Common Stock, IGI shall follow the procedures described in this Section 11.2. Within five (5) days of its receipt of such request, IGI shall give written notice of such proposed registration (a "Demand Registration") to all holders of Registrable Securities, and thereupon, IGI shall, as expeditiously as possible, use its best reasonable efforts to effect the registration on a form of general use under the Securities Act of the shares it has been requested to register in such initial request and in any response to such notice given to IGI within twenty (20) days after IGI's giving of such notice; provided, however, that IGI shall not be required to effect a Demand Registration if the value of the Registrable Securities and the value of all other securities to be included in such offering are less than $30,000,000 or if two or more Demand Registrations have been undertaken.

          (b) IGI may not be required to effect a registration pursuant to this
     Section 11.2 during the first 180 days after the effective date of any registration statement filed by IGI under Section 11.1 if the holders of Registrable Securities requesting registration have been afforded the opportunity to register in such registration all or a majority of their Registrable Securities.

          (c) IGI may include in any registration under this Section 11.2 any other shares of Common Stock (including issued and outstanding shares of stock as to which the holders thereof have contracted with IGI for "piggyback" registration rights) so long as the inclusion in such registration of such shares will not, in the opinion of the managing underwriter of the shares of the stockholder or stockholders first demanding registration (if the offering is underwritten), interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the stock sought to be registered by such demanding stockholder or stockholders pursuant to this Section 11.2.

     11.3 S-3 Demand Registration Rights. In addition to the registration rights provided in Sections 11.1 and 11.2 above, if at any time IGI is eligible to use SEC Form S-3 (or any successor form) for registration of secondary sales of Registrable Securities, any holder of Registrable Securities may request in writing that IGI register shares of Registrable Securities on such form. Upon receipt of such request, IGI will promptly notify all holders of Registrable Securities in writing of the receipt of such request and each such Holder may elect (by written notice sent to IGI within thirty (30) days of receipt of IGI's notice) to have its Registrable Securities included in such registration pursuant to this Section 11.3. Thereupon, IGI will, as soon as practicable, use its best efforts to effect the registration on Form S-3 of all Registrable Securities that IGI has so been requested to register by such holder for sale. IGI will use its best efforts to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes. IGI shall not be required to effect more than three registrations pursuant to this Section 11.3

     11.4 Holdback Agreements.

          (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of IGI, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period (or such longer period, not to exceed 90 additional days, as the managing underwriter shall require) beginning on the effective date of any underwritten Piggyback Registration in which Registrable Securities are included or Demand Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          (b) IGI agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of or any underwritten Piggyback Registration or Demand Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to use commercially reasonable efforts to cause each holder of at least 10% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from IGI at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule
     144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

     11.5 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, IGI will use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (including the registration of Warrants held by a holder of Registrable Securities requesting registration as to which IGI has received reasonable assurances that only Registrable Securities will be distributed to the public), and pursuant thereto IGI will as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, IGI will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

          (b) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (c) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that IGI will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, (iii) consent to general service of process in each such jurisdiction or (iv) undertake such actions in any jurisdiction other than the states of the United States of America and the District of Columbia);

          (d) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and, at the request of any such seller, IGI will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          (e) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by IGI are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statements as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

          (h) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of IGI, and cause IGI's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of IGI's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (j) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of IGI, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to IGI, in writing, which in the reasonable judgment of such holder and its counsel should be included; and

          (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, IGI will use commercially reasonable efforts promptly to obtain the withdrawal of such order. If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of IGI and if in its sole and exclusive judgment such holder is or might be deemed to be a controlling person of IGI, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to IGI in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of IGI's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of IGI,
     (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to IGI an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to IGI.

     11.6 Registration Expenses. All expenses incident to IGI's performance of or compliance with this Article 11, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for IGI and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by IGI (all such expenses, excluding underwriting discounts and commissions, being herein called "Registration Expenses"), will be borne by IGI. IGI will bear the cost of one set of counsel for the Holders of Registrable Securities participating in any Piggyback Registration or Demand Registration. All brokerage fees and underwriting discounts and commissions will be borne by the seller of the securities sold pursuant to the registration.

     11.7 Indemnification.

          (a) IGI agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to IGI by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after IGI has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, IGI will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to IGI in writing such information and affidavits as IGI reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify IGI, its directors and officers and each Person who controls IGI (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder;

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. IGI also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event IGI's indemnification is unavailable for any reason.

     11.8 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to IGI or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Loan Parties may not assign or transfer their rights hereunder or any interest herein or delegate its duties hereunder without the prior written consent of Purchaser and (ii) Purchaser shall have the right to assign its rights hereunder and under the Securities.

     12.2 Modifications, Amendments or Waivers. The provisions of this Agreement may be modified, amended or waived, but only by a written instrument signed by each of the Loan Parties and Purchaser and to the extent such modification, amendment or waiver relates to the Notes, the Warrants or the Underlying Shares, by prior written consent of holders of a majority in aggregate principal amount of the outstanding Notes or holders of a majority of the Warrants or the Underlying Shares, as applicable; provided that no such action will change (i) the rate at which, or the manner in which, interest accrues on the Notes or the times at which such interest becomes payable, (ii) any provision relating to the scheduled payments or prepayments of principal on the Notes, or (iii) this
Section 12.2 without the written consent of all holders of Notes.

     12.3 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies which Purchaser or any holder of Notes would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

     12.4 Reimbursement of Expenses; Taxes. The Loan Parties upon demand shall pay or reimburse Purchaser for all fees and expenses incurred or payable by Purchaser (including, without limitation, reasonable fees and expenses of special counsel for Purchaser), from time to time (i) arising in connection with the negotiation, preparation and execution of this Agreement, the Notes, the other Purchase Documents and all other instruments and documents to be delivered hereunder or thereunder or arising in connection with the transactions contemplated hereunder or thereunder, (ii) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, and (iii) arising in connection with the enforcement of this Agreement or collection of the Notes. The Loan Parties agree to pay and save Purchaser harmless from all liability for any stamp, transfer or other similar taxes which may be payable in connection with this Agreement or the performance of any transactions contemplated hereby other than in connection with the transfer of any Notes.

     12.5 Holidays. Whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     12.6 Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:

         to the Loan Parties:

              c/o IGI, Inc.
              Wheat Road and Lincoln Avenue
              Buena, NJ  08310
              Attn: Chairman

              Telecopier:  (609) 697-2259

         with a copy to:

              Hale and Dorr LLP
              60 State Street
              Boston, Massachusetts  02109
              Attn:  C. Hall Swaim, Esq.
                    Paul P. Brountas, Esq.

              Telecopier:  (617) 526-5000

         to Purchaser:

              American Capital Strategies, Ltd.
              2 Bethesda Metro Center, 14th Floor
              Bethesda, Maryland  20814
              Attn:  Chairman

              Telecopier:  (301) 654-6714

         with a copy to:

              Arnold & Porter
              555 12th Street, N.W.
              Washington, D.C.  20004
              Attn:  Samuel A. Flax, Esq.

              Telecopier:  (202) 942-5999

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) Business Days after the date sent; or in the case of telecopy, when received.

     12.7 Survival. All representations, warranties, covenants and agreements of the Loan Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the purchase of the Notes and the Warrants and shall continue in full force and effect so long as any Note or Warrant is outstanding and until payment in full of all of the Loan Parties' obligations hereunder or thereunder.

     12.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     12.9 Jurisdiction, Consent to Service of Process.

          (a) THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR THEMSELVES AND THEIR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY MARYLAND STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF MARYLAND, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MARYLAND OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT PURCHASER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT AGAINST THE LOAN PARTIES OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

          (b) THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY

     LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT IN ANY MARYLAND OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          (c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.6 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     12.10 Jury Trial Waiver. THE LOAN PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     12.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

     12.12 Headings.

     Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     12.13 Confidentiality.

     Purchaser agrees that it will keep confidential and will not disclose or divulge, and will cause its agents and representatives to keep confidential and not disclose or divulge, any confidential, proprietary or secret information that the Purchaser or its agents or representatives has obtained from the Loan Parties pursuant to this Agreement, or pursuant to board, visitation or inspection rights granted hereunder, and that the Loan Parties have identified in writing to the Purchaser as confidential, proprietary or secret information; provided, however, that Purchaser may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors in connection with the performance of Purchaser's obligations hereunder; (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over Purchaser, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable requirement of Law; (iii) in connection with any proceeding to enforce its rights hereunder or under any other Purchase Document or any other litigation or proceeding related hereto or to which it is a party;
(iv) to the extent the same has become publicly available other than as a result of a breach of this Agreement; and (v) to any prospective purchaser of any Securities from Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 12.13.

     12.14 Indemnity. The Loan Parties hereby agree to indemnify, defend and hold harmless Purchaser and its officers, directors, employees, agents and representatives, and its respective successors and assigns in connection with any losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees, to which Purchaser may become subject (other than as a result of the gross negligence or willful misconduct of any such Person), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or by reason of any investigation, litigation or other proceedings related to or resulting from any act of, or omission by, the Loan Parties or their Affiliates or any officer, director, employee, agent or representative of the Loan Parties or their Affiliates with respect to the Transactions, the Notes, Charter Documents, the Bylaws or any agreements entered into in connection with any such agreements, instruments or documents and to reimburse Purchaser and each such Person and Affiliate, upon demand, for any legal or other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action. To the extent that the foregoing undertakings may be unenforceable for any reason, the Loan Parties agree to make the maximum contribution to the payment and satisfaction of indemnified liabilities set forth in this Section 12.13 which is permissible under applicable law.

     12.15 Environmental Indemnity.

     The Loan Parties, and their successors and assigns, hereby release and discharge, and agree to defend, indemnify and hold harmless, Purchaser and its Affiliates (including their partners, subsidiaries, customers, guests, and invitees, and the successors and assigns of all of the foregoing, and their respective officers, employees and agents) from and against any and all Environmental Liabilities, whenever and by whomever asserted, to the extent that such Environmental Liabilities are based upon, or otherwise relate to: (i) any Condition at any time in, at, on, under, a part of, involving or otherwise related to the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities); (ii) any action or failure to act of any Person, including any prior owner or operator of the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities), involving or otherwise related to the Properties and Facilities or operations of the Loan Parties; (iii) the Management of any Pollutant, material, article or product (including Management of any material, article or product containing a Pollutant) in any physical state and at any time, involving or otherwise related to the Properties and Facilities or any property covered by clause (iv) (including Management either from the Properties and Facilities or from any property covered by clause (iv), and Management to, at, involving or otherwise related to the Properties and Facilities or any property covered by clause (iv)); (iv) Conditions, and actions or failures to act, in, at, on, under, a part of, involving or otherwise related to any property other than the Properties and Facilities, which property was, at or prior to the Closing Date,
(I) acquired, held, sold, owned, operated, leased, managed, or divested by, or otherwise associated with, (A) the Loan Parties, (B) any of the Loan Parties' Affiliates, or (C) any predecessor or successor organization of those identified in (A) or (B); or (II) engaged in any tolling, contract manufacturing or processing, or other similar activities for, with, or on behalf of the Loan Parties; (v) any violation of or noncompliance with or the assertion of any Lien under the Environmental Laws, (vi) the presence of any toxic or hazardous substances, wastes or contaminants on, at or from the past and present properties and facilities, including, without limitation, human exposure thereto; (vii) any spill, release, discharge or emission affecting the past and present properties and facilities, whether or not the same originates or emanates from such properties and facilities or any contiguous real estate, including, without limitation, any loss of value of such properties and facilities as a result thereof; or (viii) a misrepresentation in any representation or warranty or breach of or failure to perform any covenant made by the Loan Parties in this Agreement. This indemnity and agreement to defend and hold harmless shall survive any termination or satisfaction of the Notes or the sale, assignment or foreclosure thereof or the sale, transfer or conveyance of all or part of the past and present properties and facilities or any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of the Loan Parties under the Notes.

     12.16 Counterparts. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

     12.17 Integration. This Agreement and the other Purchase Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters, including without limitation, the Financing Term Sheet dated August 3, 1999. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

     12.18 Subordination. THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF OCTOBER 29, 1999, AMONG FLEET CAPITAL CORPORATION, PURCHASER, AND THE LOAN PARTIES, TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY THE LOAN PARTIES UNDER AND PURSUANT TO THE SENIOR CREDIT AGREEMENT AND EACH RELATED "LOAN DOCUMENT" (AS DEFINED THEREIN), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

                                    * * *

                              SIGNATURE PAGE TO
                      NOTE AND EQUITY PURCHASE AGREEMENT


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                  IGI, INC.



                                  By: /s/ EDWARD B. HAGER
                                      Name: EDWARD B. HAGER
                                      Title:

                                  IGEN, INC.



                                  By: /s/ EDWARD B. HAGER
                                      Name: EDWARD B. HAGER
                                      Title:

                              IMMUNOGENETICS, INC.



                                  By: /s/ EDWARD B. HAGER
                                      Name: EDWARD B. HAGER
                                      Title:

                                BLOOD CELLS, INC.



                                  By: /s/ EDWARD B. HAGER
                                      Name: EDWARD B. HAGER
                                      Title:

                              SIGNATURE PAGE TO
                      NOTE AND EQUITY PURCHASE AGREEMENT


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                  AMERICAN CAPITAL STRATEGIES,
                                  LTD.


                                  By:  /s/    JOHN ERICKSON
                                     _____________________________
                                      Name:   JOHN ERICKSON
                                      Title:  CFO

                                      ANNEX


Annex A                                                 Purchaser Information

                                   SCHEDULES
"Outstanding Options and Warrants Schedule              (Section 5.1(d))
"Subsidiaries Schedule"                                 (Section 5.1(e))
"Litigation Schedule"                                   (Section 5.1(i))
"Pending or Threatened Actions Schedule"                (Section 5.1(j)(Part I))
"Management Information Schedule"                       (Section 5.1(j)(Part II)
"Environmental Schedule"                                (Section 5.1(l))
"Properties Schedule"                                   (Section 5.1(q))
"Intellectual Properties Schedule"                      (Section 5.1(r))
"Permitted Encumbrances Schedule"                       (Section 7.2(b)(iv))
"Investments Schedule"                                  (Section 7.2(i)(xi))

                                    EXHIBITS


EXHIBIT A                                               Form of Series A Senior Note
EXHIBIT A-1                                             Form of Series B Senior Note (the Georgia Note)
EXHIBIT B                                               Form of Warrant
EXHIBIT C                                               Form of Security Agreement
EXHIBIT D                                               Form of Collateral Assignment
EXHIBIT E                                               Form of Mortgage
EXHIBIT F                                               Form of Compliance Certificate

                                     ANNEX A

                        INFORMATION RELATING TO PURCHASER

                                                Principal Amount of
Name and Address of Purchaser                   Notes to be Purchased
AMERICAN CAPITAL STRATEGIES, LTD.               Notes $7,000,000
2 Bethesda Metro Center
14th Floor
Bethesda, MD  20814

     (1)  All payments:

          If by wire:

          Account Name:     American Capital Strategies, Ltd.
          Account No.:      17259043
          Bank:             Riggs Bank, N.A.,
                            Washington, DC
          ABA #:            054000030

          If by mail:       Commercial Loan Processing RN-308
                            Riggs Bank, N.A.
                            5700 Rivertech Court
                            Riverdale, MD  20737
                            Attn:  Karen Drum

          with sufficient information to identify the source and application of such funds.

     (2) All notices of payments and written confirmations of such wire transfers:

          American Capital Strategies, Ltd.
          2 Bethesda Metro Center, 14th Floor
          Bethesda, Maryland  20814
          Attn:  Chairman
          Telecopier:  (301) 654-6714

     (3)  All other communications:

          American Capital Strategies, Ltd.
          2 Bethesda Metro Center, 14th Floor
          Bethesda, Maryland  20814
          Attn:  Chairman
          Telecopier:  (301) 654-6714

                                 SCHEDULE 5.1(d)

                              OUTSTANDING WARRANTS

                               Fleet Bank Warrants

                              Mellon Bank Warrants

                                 SCHEDULE 5.1(e)

                              SUBSIDIARIES SCHEDULE



                                   IGEN, INC.
                          Wheat Road and Lincoln Avenue
                             Buena, New Jersey 08310

                              IMMUNOGENETICS, INC.
                          Wheat Road and Lincoln Avenue
                             Buena, New Jersey 08310

                             MARKETING ASPECTS, INC.
                          Wheat Road and Lincoln Avenue
                             Buena, New Jersey 08310

                                BLOOD CELLS, INC.
                          Wheat Road and Lincoln Avenue
                             Buena, New Jersey 08310

                                FLAVORSOME, LTD.
                          Wheat Road and Lincoln Avenue
                             Buena, New Jersey 08310

                               VISTA INTERNATIONAL
                              208 Citibank Building
                                 Veterans Drive
                 Charlotte Amalie, St. Thomas, US Virgin Islands

                             MICROBURST ENERGY, INC.
                          Wheat Road and Lincoln Avenue
                             Buena, New Jersey 08310

                                  IGI DO BRASIL
                              A Brazil corporation
                            Rua Artur de Asevedo 636
                              05404-0000 Sao Paulo
                                  SP Brazil

                                 SCHEDULE 5.1(i)

                               LITIGATION SCHEDULE

                             SECTION 5.1(j)(Part I)
                     PENDING OR THREATENED ACTIONS SCHEDULE

                     [STATUS OF INFORMAL SEC INVESTIGATION]








                             SECTION 5.1(j)(part II)

                         MANAGEMENT INFORMATION SCHEDULE

                                SCHEDULE 5.1 (l)

                             ENVIRONMENTAL SCHEDULE

                                SCHEDULE 5.1 (q)

                               PROPERTIES SCHEDULE


OWNED PROPERTIES:

IGI, Inc.                  Wheat Road & Lincoln Ave.       Buena, NJ 08310
Vineland Laboratories      2285 East Landis Avenue         Vineland, NJ 08360
Evsco Pharmaceuticals      711 Harding Highway             Buena, NJ 08310
Gainesville Warehouse      1146 Airport Parkway            Gainesville, GA 30501
Grant Avenue Property      485 East Grant Avenue           Vineland, NJ  08360

LEASED PROPERTIES:

Arkansas Warehouse         1906 Lowell Road                Springdale, AR 72764
Fresno Warehouse           3295 West Sussex Way            Fresno, CA 93722
Mississippi Warehouse      Box 476 Hwy 35 North            Forest, MS 39074
Delmarva Warehouse         Rt. 3, Carioca Road             Delmar, MD 21875
Amos Martin Warehouse      Rt. 14, Box 1460                Nacogdoches, TX 75961
Brunozzi Transfer          22 DeRosa Avenue                Vineland, NJ 08360

                                SCHEDULE 5.1.(r)

                        INTELLECTUAL PROPERTIES SCHEDULE


DKT.NO./TITLE                 CTY         STATUS     APP.NO./APP.DT.             REG.NO./REG.DT
-------------                             ------     ---------------             --------------
IMH-0057FR                   France         G        93/478240 28JL99            93478240 28JLI993
Novasome

IMH-0066                     USA            G        73/451453 07NO1983          1305699 20NO1984
Biocaine

IMH-0067                     USA            G        366721 27MY1982             1357555 03SE1985
Protecta-Pad

IMH-0068                     USA            G        73/366720 27MY1982          1357555 11JE1985
Nik Stop

IMH-0069                     USA            G        366725 27MY1982             1315317 22JA1985
Metox

IMH-0070                     USA            G        73/366724 27MY1982          1312930 08JA1985
Preen Gleem

IMH-0071                     ARGEN          G        1681660 15FE1989            1407461 300C1992
Chick Sino Vac

IMH-0075DE                   GERW           G        E22059/31WZ 02MR1981        1030553 02MR1991
Felovite

IMH-0076DE                   GERW           G        E22060/31WZ 02MR1981        1042612 02MR1981
Nutri-Cal

IMH-008LJP                   JAPAN          G        02-140371 19DE1990          2510817 26FE1993
Vineland

IMH_0092JP                   JAPAN          G        03-019923 01MR1991          252897 28AP1993
Vineland

IMH-0099FR                   FRANCE         G        N/A 28FE1990                234192 28FE1990
Laxatone

IMH-0104FR                   FRANCE         G        281928 22AP1991             1657245 22AP1991
Nutrical

IMH-0113                     PERU           G                                    73650 19JA1988
Vi Bursa L

IMH-0115                     USA            G        369673 02SE1970             922226 190C1971
Liquichlor

IMH-0117                     USA            G        369672 02SE1970             921031 28SE1971
Evsco

DKT.NO./TITLE                 CTY         STATUS     APP.NO./APP.DT.             REG.NO./REG.DT
-------------                             ------     ---------------             --------------
EM-0 I 19DE                  GERW           G        E22947/5WZ 14MY1982         1068608 14MY1982
Evsco

IMH-0124                     PERU           G                                    73614 28FE1988
Vineland

IMH-0141                     USA            G        401950 03SE1971             945096 170C1972
Chlorasone

IMH-0161                     USA            G        72/414312 02FE1972          955587 20MR1973
Felovite

IMH-0164                     USA            G        72/414317 02FE1972          955590 29NIR1973
Methigel

IMH-0166                     USA            G        72/414323 02FE1972          955593 20MR1973
Optisone

IMH-0169                     USA            G        614736 14AU1986             1461618 20OC1987
Puppyvite

IMH-0174AR                   ARGEN          G        1681653 15FE1989            1385048 31DE1991
Chick Uni Hol

IMH-0177                     USA            G        72/414314 02FE1972          953409 20FE1973
Sect-A-Spray

IMH-0179                     USA            G        72/404408 06OC1972          962127 26JE1973
Medicollar

IMH-0180                     USA            G        72/414326 02FE1972          96108 26JE1973
Nutri-Cal

IMH-181TR                    TRIN           G        11366 05JE1979              11366 05JE1979
Vineland

IMH-0185                     GREC           G        112756 15FE1993             112756 15FE1993
Chlorasone

IMH-0187                     GREC           G        112755 15FE1993             112755 15FE1993
Liquichlor

IMH-0188                     GREC           G        112758 15FE1993             112758 15FE1993
Cardoxin

IMH-0190                     GREC           G        112744 12FE1993             112744 12FE1993
Chloricol

IMH-0191                     GREC           G        112743 12FE1993             112743 12FE1 993
Cerumite

IMH-0193                     GREC           G        112750 12FE1993             112750 12FE1993
Allerspray

DKT.NO./TITLE                 CTY         STATUS     APP.NO./APP.DT.             REG.NO./REG.DT
-------------                             ------     ---------------             --------------
IMH-0195                     GREC           G        112757 15FE1993             112757 15FE1993
Micro Pearls

IMH-0200                     HONG           G        08091/93 03AU1993           08609/95 03AU1993
Tomlyn Products

IMH-0202                     SING           G        S/3772/86 26AU1986          S/3772/86 26AU1986
Vineland

IMH-0208                     USA            G        414330 02FE1972             970167 090C1973
Fecalyzer

IMH-0217                     CANA           G        271801 050C1962             133688 06DE1963
Vineland

IMH-0218                     JAPAN          G        05-078050 27JI1993          3173074 28JE1996
Evsco

IMH-0220                     JAPAN          G        M05-078052 27JLI993         3173075 28JE1996
Laxatone

IMH-0231                     HONG           G        08092/93 03AU1993           07756/1995 03AU1993
Evsco

IMH-0234                     BENE           G        800217 12JL1993             536808 12JL1993
Evsco

IMH-0235                     BENE           G        800219 12JL1993             536810 12JL1993
Nutri-Cal

IMH-0236                     BENE           G        800218 12JL1993             536809 12JL1993
Laxatone

IMH-0240                     FRANCE         G        93/482072 01SE1993          93482072 01SE1993
Evsco

IMH-0251                     USA            G        72/414321 02FE1972          980694 19MR1974
Groom-Aid

IMH-0252                     COST           G        No serial no. 290C1993      89.853 09JA1995
Evsco

IMH-0253                     COST           G        No serial no. 290C1993      86.663 19AP1994
Nutri-Cal

IMH-0254                     USA            G        450536 05MR1973             981854 09AP1974
Vi Uni Bronc

IMH-0255                     USA            G        450538 05MR1973             982200 16AP1974
Vi Banco

IMH-0256                     USA            G        450537 05MR1973             982458 23AP1974
Vi So Bronc

DKT.NO./TITLE                 CTY         STATUS     APP.NO./APP.DT.             REG.NO./REG.DT
-------------                             ------     ---------------             --------------
IMH-0257                     BENE           G        803985 29SE1993             540728 29SE1993
Micro Pearls

IMH-0258                     BENE           G        803986 29SE1993             544156 29SE1993
Novasome

IMH-0272                     HONG           G        1086/79 24MY1979            B1360/1982 24MY1979
Vineland

MM-0283                      CANA           G                                    232769 20AP1979
Laxatone

IMH-0284                     ATRA           G        AM1222/94 15MR1994          152849 31MY1994
Evsco

IMH-0285                     VIET           G        N-1659/94 19MY1994          15183 19MY1994
Vineland

IMH-0307                     IREL           G        94/6643 03NO1994            165407 03NO1994
Evsco

IMH-0376                     COLO           G                                    140974 04JE1993
Vi Mark FD

IMH-0377                     COLO           G                                    167911 28SE1994
Vi Clemcol C

IMH-0378                     COLO           G        297534 26JAI989             200.013 30MR1994
Vi Bursa K

IMH-0381                     COLO           G        N/A                         167185 26AU1994
Chick Syno Vac

IMH-0382                     COST           G                                    73049 02OC1990
Vineland

IMH-0361                     USA            G        08n72354 23DE1996           5776536 07JLI998
Reduced Fat Chocolate
and Method of Manufacture

IMH-0374                     USA            G        08/838633 11AP1997          5756014 26MY1998
Heat Resistant Lipid
Vesicles

IMH-0374PC                   PCT            F        PCT/US98/07451 IOAP1998
Heat Resistant Lipid
Vesicles

IMH-0386                     USA            F        09/165436 02OC1998
Glucoside Paucilamellar
Vesicles

IMH-0390                     USA            F        09/252546 19FE1999
Lipid Vesicle-Based Fuel
Additives and Liquid Energy
 Sources Containing Same

                              SCHEDULE 7.2 (b) (iv)

                         PERMITTED ENCUMBRANCES SCHEDULE

          [GLAXO LIEN ON WELLSKIN TRADEMARK, ACCOUNTS, INVENTORY, ETC.]

                               SCHEDULE 7.2(i)(xi)


                              INVESTMENTS SCHEDULE

                                                                       EXHIBIT A

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF OCTOBER 29, 1999, AMONG FLEET CAPITAL CORPORATION, AMERICAN CAPITAL STRATEGIES, LTD., IGI, INC., IGEN, INC., IMMUNOGENETICS, INC., AND BLOOD CELLS, INC., TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY IGI, INC., IGEN, INC., IMMUNOGENETICS, INC., AND BLOOD CELLS, INC. UNDER AND PURSUANT TO THE LOAN AND SECURITY AGREEMENT DATED AS OF OCTOBER 29, 1999, AND EACH RELATED "LOAN DOCUMENT" (AS DEFINED THEREIN), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.



       IGI, INC., IGEN, INC., IMMUNOGENETICS, INC., AND BLOOD CELLS, INC.
            SERIES A SENIOR SUBORDINATED NOTE DUE SEPTEMBER 30, 2006

No. SSN - 1                                                   October 29, 1999
$6,650,000

         FOR VALUE RECEIVED, the undersigned IGI, INC., a Delaware corporation, ("IGI"), IGEN, INC., a Delaware corporation ("Igen"), IMMUNOGENETICS, INC., a Delaware corporation, ("ImmunoGenetics"), and BLOOD CELLS, INC., a Delaware corporation ("Blood Cells") (IGI, Igen, ImmunoGenetics and Blood Cells are referred to herein as the "Loan Parties"), hereby promise to pay to AMERICAN CAPITAL STRATEGIES, LTD., or registered assigns (the "Holder"), the principal sum of SIX MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS ($6,650,000), with interest thereon, on the terms and conditions set forth in the Purchase Agreement (as defined herein).

         Payments of principal of, interest on and any premium with respect to this Note are to be made in lawful money of the United States of America by check mailed and addressed to the registered Holder hereof at the address shown in the register maintained by the Loan Parties for such purpose, or, at the option of the Holder, in such manner and at such other place in the United States of America as the Holder hereof shall have designated to the Loan Parties in writing.

         Notwithstanding any provision to the contrary in this Note, the Purchase Agreement or any other agreement, the Loan Parties shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

         This Note is one of a series of Series A Senior Subordinated Notes Due September 30, 2006 (herein called the "Notes") issued pursuant to the Note and Equity Purchase Agreement, dated as of October 29, 1999 (as from time to time amended, the

"Purchase Agreement"), between the Loan Parties and American Capital Strategies, Ltd., a corporation organized and existing under the laws of the State of Delaware, and is entitled to the benefits thereof. All terms used herein shall have the meanings ascribed to them in the Purchase Agreement. Each Holder of this Note will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in
Article 6 of the Purchase Agreement.

         The Notes are issuable as registered notes. This Note is transferable only by surrender hereof at the principal office of the Loan Parties at Wheat Road and Lincoln Avenue, Buena (Atlantic County), New Jersey, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Note.

         This Note is also subject to optional prepayment, in whole or in part at the times and on the terms specified in the Purchase Agreement, but not otherwise.

         If an Event of Default as defined in the Purchase Agreement occurs and is continuing, the unpaid principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium) and with the effect provided in the Purchase Agreement.

         Payments of principal, interest on and any premium with respect to this Note are secured pursuant to the terms of the Security Documents.

         This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of Maryland and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws.

                                        IGI, INC.



                                        By: /s/ MANFRED HANUSCHEK
                                            ____________________________________
                                            Name: MANFRED HANUSCHEK
                                            Title: CFO


                                        IGEN, INC.



                                        By: /s/ MANFRED HANUSCHEK
                                            ____________________________________
                                            Name: MANFRED HANUSCHEK
                                            Title: CFO

                                        IMMUNOGENETICS, INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        BLOOD CELLS, INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT A-1

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF OCTOBER 29, 1999, AMONG FLEET CAPITAL CORPORATION, AMERICAN CAPITAL STRATEGIES, LTD., IGI, INC., IGEN, INC., IMMUNOGENETICS, INC., AND BLOOD CELLS, INC., TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY IGI, INC., IGEN, INC., IMMUNOGENETICS, INC., AND BLOOD CELLS, INC. UNDER AND
PURSUANT TO THE LOAN AND SECURITY AGREEMENT DATED AS OF OCTOBER 29, 1999, AND EACH RELATED "LOAN DOCUMENT" (AS DEFINED THEREIN), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.



       IGI, INC., igen, inc., immunogenetics, inc., and blood cells, inc.
            SERIES B SENIOR SUBORDINATED NOTE DUE SEPTEMBER 30, 2006

No. SSN - 1                                                   October 29, 1999
$350,000

         FOR VALUE RECEIVED, the undersigned IGI, INC., a Delaware corporation, ("IGI"), IGEN, INC., a Delaware corporation ("Igen"), IMMUNOGENETICS, INC., a Delaware corporation, ("ImmunoGenetics"), and BLOOD CELLS, INC., a Delaware corporation ("Blood Cells") (IGI, Igen, ImmunoGenetics and Blood Cells are referred to herein as the "Loan Parties"), hereby promise to pay to AMERICAN CAPITAL STRATEGIES, LTD., or registered assigns (the "Holder"), the principal sum of THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000), with interest thereon, on the terms and conditions set forth in the Purchase Agreement (as defined herein).

         Payments of principal of, interest on and any premium with respect to this Georgia Note are to be made in lawful money of the United States of America by check mailed and addressed to the registered Holder hereof at the address shown in the register maintained by the Loan Parties for such purpose, or, at the option of the Holder, in such manner and at such other place in the United States of America as the Holder hereof shall have designated to the Loan Parties in writing.

         Notwithstanding any provision to the contrary in this Georgia Note, the Purchase Agreement or any other agreement, the Loan Parties shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

         This Georgia Note is one of a series of Series B Senior Subordinated Notes Due September 30, 2006 (herein called the "Georgia Notes") issued pursuant to the Note and

Equity Purchase Agreement, dated as of October 29, 1999 (as from time to time amended, the "Purchase Agreement"), between the Loan Parties and American Capital Strategies, Ltd., a corporation organized and existing under the laws of the State of Delaware, and is entitled to the benefits thereof. All terms used herein shall have the meanings ascribed to them in the Purchase Agreement. Each Holder of this Georgia Note will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in Article 6 of the Purchase Agreement.

         The Georgia Notes are issuable as registered notes. This Georgia Note is transferable only by surrender hereof at the principal office of the Loan Parties at Wheat Road and Lincoln Avenue, Buena (Atlantic County), New Jersey, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Georgia Note.

         This Georgia Note is also subject to optional prepayment, in whole or in part at the times and on the terms specified in the Purchase Agreement, but not otherwise.

         If an Event of Default as defined in the Purchase Agreement occurs and is continuing, the unpaid principal of this Georgia Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium) and with the effect provided in the Purchase Agreement.

         Payments of principal, interest on and any premium with respect to this Georgia Note are secured pursuant to the terms of the Security Documents.

         This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of Maryland and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws.

                                        IGI, INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        IGEN, INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        IMMUNOGENETICS, INC.



                                        By:
                                            ____________________________________
                                            Name:
                                            Title:


                                        BLOOD CELLS, INC.



                                        By:
                                            ____________________________________
                                            Name:
                                            Title: